Exhibit 1.1

BANK OF AMERICA CORPORATION

Medium-Term Notes, Series L

Due Three Months or More from Date of Issue

DISTRIBUTION AGREEMENT

April 10, 2008

To the Selling Agents listed on

Exhibit A hereto and to

each additional person

that shall become a Selling Agent

pursuant to Section 1(f)

of this Agreement.

Dear Ladies and Gentlemen:

Bank of America Corporation, a Delaware corporation (the “Company”), has authorized and proposes to issue and sell from time to time in the manner contemplated by this Agreement its Senior Medium-Term Notes, Series L (the “Senior Notes”) and its Subordinated Medium-Term Notes, Series L (the “Subordinated Notes,” and together with the Senior Notes, the “Notes”). The Senior Notes will be issued pursuant to an Indenture dated as of January 1, 1995 between the Company and The Bank of New York Trust Company, N.A., as successor trustee (the “Senior Trustee”), as supplemented by the First Supplemental Indenture dated as of September 18, 1998, the Second Supplemental Indenture dated as of May 7, 2001, the Third Supplemental Indenture dated as of July 28, 2004, and the Fourth Supplemental Indenture dated as of April 28, 2006 (collectively, the “Senior Indenture”). The Subordinated Notes will be issued pursuant to an Indenture dated as of January 1, 1995 between the Company and The Bank of New York Trust Company, N.A., as successor trustee (the “Subordinated Trustee”), as supplemented by the First Supplemental Indenture dated as of August 28, 1998 and the Second Supplemental Indenture dated as of January 25, 2007 (collectively, the “Subordinated Indenture”). The Senior Trustee and the Subordinated Trustee are collectively referred to herein as the “Trustees,” and the Senior Indenture and the Subordinated Indenture are collectively referred to herein as the “Indentures.”

The Notes are unsecured debt securities which have been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), on Form S-3 with the Securities and Exchange Commission (the “Commission”), pursuant to Registration No. 333-133852. The registration statement became automatically effective upon filing with the Commission, and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the “Trust Indenture Act”). Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), at each time of effectiveness, is called the “Registration Statement.” The term “Base Prospectus” shall refer to the prospectus for the Company’s debt securities and other securities filed as part of the Registration Statement for the offering of the Notes, together with the medium-term notes prospectus supplement dated April 10, 2008, or any amendment thereto, but not including any Pricing Supplement (as defined below), any product supplement, any preliminary pricing supplement or any free writing prospectus (as such term is used in Rule 405 under the Securities Act). The term “Prospectus” shall refer to the Base Prospectus, together with the applicable Pricing Supplement and any applicable product supplement. Any preliminary pricing supplement to the Base Prospectus that describes an issuance of the Notes and the offering thereof and that is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary pricing supplement.”

Any reference herein to the Registration Statement, any preliminary pricing supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary pricing supplement or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary pricing supplement or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary pricing supplement or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, a preliminary pricing supplement, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company confirms its agreement with each of you (individually, a “Selling Agent” and collectively, the “Selling Agents”) with respect to the issue and sale from time to time by the Company of the Notes as follows:

SECTION 1. Appointment of Selling Agents.

(a) Appointment. Subject to the terms and conditions stated herein, and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints each of you as a Selling Agent in connection with the offer and sale of the Notes. The Company reserves the right to sell Notes, at any time, on its own behalf to any unsolicited purchaser, whether directly to such purchaser or through an agent for such purchaser. Upon the sale of any Notes to an unsolicited purchaser, no Selling Agent named herein shall be entitled to any commission pursuant to this Agreement.

(b) Solicitations as Selling Agent. (i) Subject to the terms and conditions set forth herein, each Selling Agent agrees, as agent of the Company, to use its reasonable best efforts when requested by the Company to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus and the administrative procedures with respect to the sale of Notes as may be agreed upon from time to time between the Selling Agents and the Company (the “Procedures”). The initial Procedures dated as of April 10, 2008 and set forth in Annex I to this Agreement shall remain in effect until changed in an amendment signed by the Selling Agents and the Company. The Selling Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures. Notwithstanding any provision herein to the contrary, the Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Selling Agents, as agents, commencing at any time for any period of time or permanently. The Company will timely deliver notice to the Selling Agents of its decision to suspend solicitations. Upon receipt of instructions from the Company, the Selling Agents will forthwith suspend solicitation of purchases of the Notes until such time as the Company has advised the Selling Agents that such solicitation may be resumed.

(ii) Each Selling Agent will communicate to the Company, orally, each offer to purchase Notes solicited by such Selling Agent on an agency basis, other than those offers rejected by the Selling Agent. Each Selling Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part, by persons solicited by the Selling Agent and any such rejection shall not be deemed a breach of such Selling Agent’s agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part, and any such rejection shall not be deemed a breach of the Company’s agreement herein.

(iii) All Notes sold through a Selling Agent, as agent, will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Selling Agent. The principal amount of Notes to be purchased by such Selling Agent, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes specified in Exhibit B hereto shall be agreed upon by the Company and such Selling Agent (each such agreement, a “Terms Agreement”) and set forth in a pricing supplement to the Base Prospectus (a “Pricing Supplement”) to be prepared following each acceptance by the Company of an offer for the purchase of Notes. A Pricing Supplement may include one or more product supplements that may be filed by the Company under Rule 424(b) under the Securities Act on or after the date of this Agreement. The applicable product supplement or product supplements shall be deemed to be part of the applicable Pricing Supplement for purposes of this Agreement.

(iv) Each Selling Agent shall use its reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Selling Agent and accepted by the Company. Each Selling Agent shall not have any liability to the Company if any such agency purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (A) hold the Selling Agent for such purchase harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) notwithstanding such default, pay to such Selling Agent any commission to which it would be entitled in connection with such sale.

(c) Commissions. For those offers to purchase Notes solicited by a Selling Agent and accepted by the Company, the Selling Agent shall be paid a commission to be agreed between the Company and the Selling Agent. In the absence of such an agreement, such commission shall be an amount equal to the applicable percentage of the principal amount of each series of Notes sold by the Company as a result of a solicitation made by such Selling Agent as set forth in Exhibit C hereto.

(d) Purchases as Principal.

(i) The Selling Agents shall not have any obligation to purchase Notes from the Company as principal. However, a Selling Agent and the Company may expressly agree from time to time that such Selling Agent shall purchase Notes as principal. Unless otherwise agreed between the Company and the Selling Agent and, if required by law or otherwise, disclosed in a Pricing Supplement, each series of Notes sold to a Selling Agent as principal shall be purchased by such Selling Agent at a price equal to 100% of the principal amount thereof less a discount equivalent to the applicable commissions set forth in Exhibit C hereto and may be resold by such Selling Agent at prevailing market prices at the time or times of resale as determined by such Selling Agent.

(ii) A Selling Agent’s commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations, warranties and covenants of the Company herein contained and shall be subject to the terms and conditions set forth herein, including Section 11(b) hereof. When a Selling Agent and the Company agree that such Selling Agent shall purchase Notes as principal, that agreement shall take the form of (A) a written agreement between such Selling Agent and the Company, which may be substantially in the form of Exhibit D hereto (a “Written Terms Agreement”) or (B) an oral agreement between such Selling Agent and the Company confirmed in writing by such Selling Agent to the Company.

(iii) Each Written Terms Agreement shall specify the principal amount of Notes to be purchased by such Selling Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes, selling restrictions and any other terms of such Notes. Each such Written Terms Agreement may also specify any requirements for officers’ certificates, opinions of counsel and letters from the independent public registered accounting firm of the Company pursuant to Section 4 hereof. A Written Terms Agreement also may specify certain provisions relating to the reoffering of such Notes by such Selling Agent.

(e) Sub-Agents. A Selling Agent may engage the services of any other broker or dealer in connection with the resale of any Notes purchased as principal, but no Selling Agent may appoint sub-agents without the prior consent of the Company. In connection with sales by a Selling Agent of Notes purchased by such Selling Agent as principal to other brokers or dealers, such Selling Agent may allow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers.

(f) Appointment of Additional Selling Agents. Notwithstanding any provision herein to the contrary, the Company reserves the right to appoint additional selling agents for the offer and sale of the Notes, which agency may be on an on-going basis or on a one-time basis. Any such additional selling agent shall become a party to this Agreement and shall thereafter be subject to the provisions hereof and entitled to the benefits hereunder upon the execution of a counterpart hereof or other form of acknowledgment of its appointment hereunder, including (but not limited to) the form of letter attached hereto as Exhibit E, and delivery to the Company of addresses for notice hereunder and under the Procedures. After the time an additional selling agent is appointed, the Company shall deliver to the additional selling agent, at such selling agent’s request, copies of the documents delivered to other Selling Agents under Sections 4(b), 4(c), 4(d) and 4(e) and, if such appointment is on an on-going basis, Sections 6(b), 6(c) and 6(d) hereof. If such appointment is on an on-going basis, the Company will notify the other active Selling Agents of such appointment.

(g) Selling Restrictions. Each Selling Agent, severally and not jointly, agrees that:

(i) it has not and will not offer, sell or deliver any of the Notes, directly or indirectly, or distribute the Prospectus or any other offering materials (including any Issuer Free Writing Prospectus (as defined below) or other free writing prospectuses) relating to the Notes in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on the Company except as set forth herein; and

(ii) it will comply in all material respects with (A) the selling restrictions set forth in the Base Prospectus under the caption “Supplemental Plan of Distribution—Selling Restrictions” and (B) any additional selling restrictions set forth in the applicable Pricing Supplement.

SECTION 2. Representations and Warranties.

(a) The Company represents and warrants to the Selling Agents as of the date hereof, as of the time of each Terms Agreement or Written Terms Agreement, as applicable, and each acceptance (the “Time of Acceptance”) by the Company of an offer for the purchase of Notes (whether through a Selling Agent as agent or to a Selling Agent as principal), as of the date of each delivery of Notes (whether through a Selling Agent as agent or to a Selling Agent as principal) (the date of each such delivery to a Selling Agent being hereafter referred to as a “Settlement Date”), and as of any time that the Registration Statement, the Base Prospectus or any Pricing Supplement shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement or furnished solely for the purpose of disclosure under Item 2.02 or Item 7.01 thereof) (each of the times referenced above, including a Settlement Date, being referred to herein as a “Representation Date”) as follows:

(i) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission the Registration Statement, which became automatically effective upon filing with the Commission. The Registration Statement meets the requirements of Rule 415(a)(1) under the Securities Act and complies in all other material respects with such Rule 415(a)(1).

(ii) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of

Rule 163(c) under the Securities Act) made any offer relating to any Notes issued hereunder in reliance on the exemption of Rule 163 under the Securities Act, and (D) at the applicable Time of Acceptance (with such time being used as the determination time for purposes of this clause (D)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(iii) At the earliest time after the Company or any Selling Agent makes a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) with respect to any Notes hereunder, as of the date of each Terms Agreement or Written Terms Agreement, as applicable, and as of the date hereof, the Company is not and will not be an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(iv) (A) the Registration Statement, as amended or supplemented, the Prospectus, and the applicable Indenture complied, complies or will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act, (B) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (C) the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (I) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act or (II) the information contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Selling Agent specifically for inclusion in the Registration Statement and the Prospectus, it being understood and agreed that the only such information furnished to the Company by or on behalf of any Selling Agent consists of the information described as such in Section 7(b) hereof (the “Selling Agent Information”).

(v) As of the Initial Sale Time with respect to each offering of Notes, the Disclosure Package (as defined below), taken as a whole, will comply in all material respects with the requirements under the Securities Act and the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Selling Agent Information. “Initial Sale Time” means, with respect to each offering of Notes, the time after the Time of Acceptance as to such Notes and immediately prior to a Selling Agent’s initial entry into contracts with investors for the sale of such Notes, which such times shall be recorded by the Selling Agent and furnished to the Company, and deemed to be part of the applicable Terms Agreement or Written Terms Agreement. The term “Disclosure Package” shall mean, as to any offering of Notes, collectively,

(A) the Base Prospectus, (B) any preliminary pricing supplement, as amended or supplemented, (C) any applicable product supplement filed with the Commission prior to the Initial Sale Time, (D) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (including, if applicable, any Final Term Sheet (as defined herein)) (each, an “Issuer Free Writing Prospectus”), if any, used in connection with such offering and (E) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

(vi) No Issuer Free Writing Prospectus (including any Final Term Sheet), with respect to each offering of Notes, as of its issue date and at all subsequent times through the completion of such offering of Notes or until any earlier date that the Company notified or notifies the Selling Agents as described in the next sentence, includes or will include any information that conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, the Base Prospectus, any preliminary pricing supplement or any Pricing Supplement that has not been superseded or modified. If at any time following delivery of an Issuer Free Writing Prospectus and until the end of the applicable Prospectus Delivery Period (as defined below), there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement, the Base Prospectus, any preliminary pricing supplement or any Pricing Supplement, the Company will promptly notify the Selling Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Selling Agent Information. The term “Prospectus Delivery Period” shall mean, as to any offering of Notes, the period beginning at the Initial Sale Time and ending on the later of the applicable Settlement Date or such date, as in the opinion of counsel for the Selling Agents, the Prospectus is no longer required to be delivered in connection with sales by a Selling Agent or dealer (except for delivery requirements imposed because such Selling Agent or dealer is an affiliate of the Company), including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act.

(vii) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Prospectus and the Disclosure Package, at the date hereof, at the date of the Base Prospectus and at each Representation Date, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(viii) The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the preliminary pricing supplement or the Prospectus, and the Company is without knowledge that any proceedings have been instituted for either purpose.

(ix) This Agreement (and any applicable Written Terms Agreement) has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery by you (or, in the case of a Written Terms Agreement, the applicable Selling Agents), constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy.

(x) Each Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery by the applicable Trustee, constitutes a legal, valid, and binding instrument of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy; as of the time any Notes are issued and sold hereunder (and under any applicable Terms Agreement), the Notes will have been duly authorized and, when, completed, executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Selling Agents pursuant to this Agreement (and any applicable Written Terms Agreement), will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy.

(xi) The Company has not distributed and will not distribute, prior to the later of the Settlement Date and the completion of the Selling Agents’ distribution of any Notes issued hereunder, any offering material in connection with the offering and sale of those Notes other than the Base Prospectus, any preliminary pricing supplement, the Pricing Supplement, and any Issuer Free Writing Prospectus reviewed and consented to by the applicable Selling Agents.

(xii) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba; provided, however, that in the event that such Section 517.075 shall be repealed, or amended such that issuers shall no longer be required to disclose in prospectuses information regarding business activities in Cuba or that a broker, dealer or agent shall no longer be required to obtain a statement from issuers regarding such compliance, then this representation and agreement shall be of no further force and effect.

(b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to a Selling Agent or to counsel for such Selling Agent in connection with an offering of Notes or the sale of Notes to a Selling Agent as principal shall be deemed a representation and warranty by the Company to such Selling Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3. Covenants of the Company.

The Company covenants with the Selling Agents as follows:

(a) Notice of Certain Events. The Company will notify the Selling Agents immediately of (i) the filing or effectiveness of any amendment to the Registration Statement, (ii) the filing of any supplement to the Base Prospectus (including any Issuer Free Writing Prospectus) or any document to be filed pursuant to the Exchange Act, which will be incorporated by reference in the Prospectus (other than documents available via EDGAR), (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any Disclosure Package (other than with respect to a document filed with the Commission pursuant to the Exchange Act which will be incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus), (iv) any request by the Commission for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or any Disclosure Package or for additional information relating thereto (other than such a request with respect to a document filed with the Commission pursuant to the Exchange Act, which will be incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus), and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Notice of Certain Proposed Filings. The Company will give the Selling Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the Disclosure Package (other than an amendment or supplement providing solely for a change in the interest rates or maturity dates of Notes or similar changes or an amendment or supplement effected by the filing of a document with the Commission pursuant to the Exchange Act) and, upon request, will furnish the Selling Agents with copies of any such registration statement, amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such registration statement, amendment or supplement in a form as to which the Selling Agents or counsel to the Selling Agents reasonably object.

(c) Copies of the Registration Statement and the Prospectus and Exchange Act Filings. The Company will deliver to the Selling Agents, without charge, as many signed and conformed copies of (i) the Indentures; (ii) the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) and (iii) a certified copy of the corporate authorization of the issuance and sale of the Notes as the Selling Agents may reasonably request. The Company will furnish to the Selling Agents as many copies of the Base Prospectus, any preliminary pricing supplement and the Prospectus (each as amended or supplemented) or any Issuer Free Writing Prospectus as the Selling Agents shall reasonably request so long as the Selling Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes under the Securities Act. Upon request, the Company will furnish to the Selling Agents a paper copy of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company with the Commission pursuant to the Exchange Act as soon as practicable after the filing thereof, if such documents are not then publicly available on a website or other electronic system maintained by the Commission.

(d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to a Selling Agent pursuant to this Agreement (and any applicable Written Terms Agreement), a Pricing Supplement with respect to such Notes in substantially the form previously approved by the Selling Agents and will file such Pricing Supplement with the Commission pursuant to Rule 424(b) under the Securities Act not later than the close of business on the second business day following the earlier of the date of the determination of the offering price for the applicable Notes or the date on which such Pricing Supplement is first used. If a Selling Agent has advised the Company in writing that such Selling Agent is relying, in connection with any offering of Notes, upon the exemption from Section 5(b) of the Securities Act set forth in Rule 172 under the Securities Act, and the Company is unable to file the applicable Pricing Supplement within the time period specified in the previous sentence, the Company shall file such Pricing Supplement as soon as practicable thereafter, to the extent permitted by Rule 172(c)(3) under the Securities Act.

(e) Revisions of Prospectus — Material Changes. Except as otherwise provided in subsection (o) of this Section 3, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Selling Agents or counsel for the Company, to further amend or supplement the Prospectus or any Disclosure Package in order that the Prospectus or such Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances then existing, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Disclosure Package in order to comply with the requirements of the Securities Act or the Exchange Act, immediate notice shall be given, and confirmed in writing, to each Selling Agent to cease the solicitation of offers to purchase the applicable Notes in the Selling Agent’s capacity as agent (and, if so notified, such Selling Agent shall promptly cease such solicitation) and to cease sales of any such Notes the Selling Agent may then own as principal, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Exchange Act, the Securities Act or otherwise (including, if consented to by the Selling Agents, by means of an Issuer Free Writing Prospectus), as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or the applicable Disclosure Package comply with such requirements.

(f) Final Term Sheet. Unless otherwise requested by the applicable Selling Agents, with respect to each offering of Notes hereunder, the Company will prepare a final term sheet containing only a description of such Notes, in a form approved by the applicable Selling Agents, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (each such term sheet, a “Final Term Sheet”). The form of such Final Term Sheet may be set forth as an exhibit or an annex to a Written Terms Agreement. The covenant in this paragraph shall apply to “indexed notes” (as such term is used in the Prospectus) only if the applicable Selling Agent or Selling Agents so advise the Company at or prior to the relevant Initial Sale Time.

(g) Permitted Free Writing Prospectuses. (i) The Company represents and agrees that it has not made, and unless it obtains the prior written consent of the applicable Selling Agents, it will not make, and each Selling Agent represents and agrees that it has not made, and unless it obtains the prior written consent of the Company, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed with the Commission or retained under Rule 433 under the Securities Act; provided that the prior written consent of the Selling Agents shall be deemed to have been given in respect of each Issuer Free Writing Prospectus in the form of Exhibit A-2 to the form of Written Terms Agreement which is attached hereto, when issued in accordance with the terms of the applicable Written Terms Agreement. Any such free writing prospectus consented to by the Company and the applicable Selling Agent or Selling Agents is hereinafter referred to as a “Permitted Free Writing Prospectus.” Unless otherwise agreed by the Company and the applicable Selling Agents, the Company (A) has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (B) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Selling Agent of a free writing prospectus that (1) is not an “issuer free writing prospectus” as defined in such Rule 433, and (2) contains only (X) information describing the preliminary terms of the Notes or their offering, (Y) information permitted by Rule 134 under the Securities Act or (Z) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(f) of this Agreement. In addition, a Selling Agent may use and distribute a road show (as defined in such Rule 433) prepared or recorded with the Company, unless (1) the Company reasonably requests otherwise in writing and (2) the Company otherwise ceases its own use or replay of such road show. The prior sentence shall not limit any of the Company’s obligations under paragraph (e) above.

(ii) The Company and each Selling Agent acknowledge that the parties hereto may formulate from time to time written policies governing free writing prospectuses that vary and differ from the provisions of this Section 3(g). Such written policies may be applicable to one or more issuances of Notes, and may relate to, without limitation, (A) the obligations of the Company and the Selling Agents for filing free writing prospectuses with the Commission, (B) procedures for the preparation, review and use of free writing prospectuses, (C) the Selling Agent’s preparation and distribution of free writing prospectuses that are not subject to the filing requirements of Rule 433(d)(1)(ii) under the Securities Act (a “Selling Agent Represented Limited-Use Free Writing Prospectus”), (D) whether the use of any free writing prospectus shall be conditioned upon the delivery of a legal opinion from counsel to the Company and/or the Selling Agents and (E) any other related matters as the Company may agree from time with one or more of the Selling Agents.

(h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in each of the Prospectus and the applicable Disclosure Package.

(i) Prospectus Revisions — Periodic Financial Information. Except as otherwise provided in subsection (o) of this Section 3, within twenty-four hours of a release to the general public of interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall promptly furnish such information to the Selling Agents (if the documents containing such information are not then publicly available on a website or other electronic system maintained by the Commission).

(j) Prospectus Revisions — Audited Financial Information. Except as otherwise provided in subsection (o) of this Section 3, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish promptly such information to the Selling Agents (if the documents containing such information are not then publicly available on a website or other electronic system maintained by the Commission).

(k) Earnings Statements. Unless otherwise provided in the applicable Written Terms Agreement, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

(l) Blue Sky Qualification. The Company will endeavor, in cooperation with the Selling Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Selling Agents may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Selling Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(m) Exchange Act Filings. The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(n) Filing Fees. The Company agrees to pay the required Commission filing fees relating to each issuance of the Notes within the time required by Rule 456(b)(1) under the Securities Act (without regard to the proviso therein) and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(o) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e), (f), (g), (i) or (j) of this Section 3 or the provisions of Sections 6(b), 6(c) and 6(d) during any period from the time the Selling Agents shall have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a notice from the Company, provided that the Selling Agents shall not then hold any Notes as principal purchased from the Company, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Selling Agents to purchase Notes as principal.

SECTION 4. Conditions of Obligations.

The obligations of a Selling Agent to solicit offers to purchase the Notes as agent of the Company, the obligations of any purchasers of the Notes sold through any Selling Agent as agent and any obligation of a Selling Agent to purchase Notes as principal or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Settlement Date (including the filing of any document incorporated by reference therein) and as of the Settlement Date, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No Stop Order; No Objection from the Financial Industry Regulatory Authority, Inc. (“FINRA”). For the period from and after effectiveness of this Agreement and prior to the applicable Settlement Date:

(i) No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form (unless the Notes are duly registered in the manner contemplated by such Rule 401(g)(2) to the satisfaction of the Selling Agents prior to the applicable Settlement Date); and

(ii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements that have not been resolved following good faith discussions between the Company and the applicable Selling Agents.

(b) Legal Opinions. On the date hereof, the Selling Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Selling Agents:

(i) Opinion of Company Counsel. The opinion of McGuireWoods LLP, counsel for the Company, to the effect of paragraphs (A) and (E) through (M) below, and the opinion of the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the Selling Agents, who exercises general supervision or review in connection with a particular securities law matter for the Company), to the effect of paragraphs (B) through (D) below:

(A) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Prospectus and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; Bank of America, N.A. (the “Principal Subsidiary Bank”) is a national banking association formed under the laws of the United States and authorized thereunder to transact business.

(B) Each of the Company and the Principal Subsidiary Bank is qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that the Company or the Principal Subsidiary Bank, as the case may be, is required to be so qualified or licensed.

(C) All the outstanding shares of capital stock of the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. §55, as amended) nonassessable, and, except as otherwise set forth in the Base Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank (except directors’ qualifying shares) are owned, directly or indirectly, by the Company free and clear of any perfected security interest and such counsel is without knowledge of any other security interests, claims, liens or encumbrances.

(D) Such counsel is without knowledge that there is (1) any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement or the Base Prospectus, which is omitted or not adequately disclosed therein, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement or the Base Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required.

(E) This Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by you, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy.

(F) Each of the Indentures has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy.

(G) The Notes have been duly authorized and, when the terms of the Notes have been established and when the Notes have been completed, executed, authenticated and delivered in accordance with the provisions of the applicable Indenture, the applicable resolutions of the board of directors of the Company and this Agreement against payment of the consideration therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of such Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy.

(H) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and such counsel is without knowledge that any proceeding for that purpose has been instituted or threatened or that the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form; the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act.

(I) The forms of Note attached to the Secretary’s Certificate delivered to the Selling Agents conform in all material respects to the descriptions thereof contained in the Base Prospectus.

(J) Each of the Indentures conforms in all material respects to the description thereof contained in the Base Prospectus.

(K) Neither the issuance and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under (1) the certificate of incorporation or the bylaws of the Company, each as amended to date, (2) the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or the Principal Subsidiary Bank is a party or bound, or (3) any order, law or regulation known to such counsel to be applicable to the Company or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Principal Subsidiary Bank.

(L) No consent, approval, authorization or order of any court or governmental agency or body in the United States is necessary or required on behalf of the Company for the consummation of the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under blue sky, state securities or insurance or similar laws of the United States in connection with the purchase and distribution of the Notes and such other approvals (specified in such opinion) as have been obtained.

(M) Such counsel is without knowledge of any rights to the registration of securities of the Company under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of North Carolina, the United States or the General Corporation Law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon the opinion of counsel for the Selling Agents or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Selling Agents, and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

In rendering such opinion, but without opining in connection therewith, such counsel shall state that, although it expresses no view as to portions of the Registration Statement or Base Prospectus consisting of financial statements and other financial, accounting and statistical information and it has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Base Prospectus or any amendment or supplement thereto (other than as stated in (I) and (J) above), it has no reason to believe that such remaining portions of the Registration Statement or any amendment thereto at the time it became effective or as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the Base Prospectus, as amended or supplemented, as of its date or as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) Opinion of Counsel to the Selling Agents. The opinion of Morrison & Foerster LLP, counsel to the Selling Agents, covering the matters referred to in subparagraph (i) under the subheadings (E) through (J), inclusive, above.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the United States or the

General Corporation Law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon the opinion of counsel for the Company or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Company, and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

In rendering such opinion, but without opining in connection therewith, such counsel shall state that while it has not verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Base Prospectus or any amendment or supplement thereto (other than as stated in (I) and (J) above), it has participated in reviews and discussions in connection with the preparation of the Registration Statement and Base Prospectus (the documents incorporated by reference having been prepared and filed by the Company without its participation), and in the course of such reviews and discussions, nothing has come to its attention which would lead it to believe that the Registration Statement at the time it became effective or as of the date hereof (except for the financial statements, schedules and the notes thereto and the other financial information included or incorporated by reference therein, as to which it expresses no belief) contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Base Prospectus, as amended or supplemented, as of its date or as of the date of such opinion (except for the financial statements, schedules and the notes thereto and the other financial data included or incorporated by reference therein, as to which it expresses no belief) contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Officer’s Certificate. On the date hereof, the Selling Agents shall have received a certificate of the Company, signed by any Senior Vice President or Treasurer of the Company, dated as of the date hereof, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Base Prospectus and this Agreement and they are without knowledge that (i) since the respective dates as of which information is given in the Registration Statement and the Base Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Base Prospectus, (ii) the representations and warranties of the Company contained in Section 2 hereof are not true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has not performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, and (iv) any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened by the Commission, (v) any litigation or proceeding shall be pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way affects the validity of the Notes.

(d) Comfort Letter. On the date hereof, the Selling Agents shall have received a letter from PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) dated as of the date hereof and in form and substance satisfactory to the Selling Agents, to the effect that:

(i) They are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and incorporated by reference in the Registration Statement and Base Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act with respect to registration statements on Form S-3 and the Exchange Act.

(iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

(A) Reading the minutes of the meetings of the stockholders, the board of directors, executive committee and audit committee of the Company and the boards of directors of its subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

(B) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 100, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Base Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Base Prospectus to the date of the latest available interim financial data; and

(C) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below, nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

(1) the unaudited condensed consolidated interim financial statements incorporated by reference in the Registration Statement and Base Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder;

(2) any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Base

Prospectus, for them to be in conformity with generally accepted accounting principles;

(3) (i) at the date of the latest available interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the common stock and additional paid-in capital, preferred stock or the consolidated long-term debt of the Company and its subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Base Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the common stock and additional paid-in capital, preferred stock or the consolidated long-term debt of the Company and its subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and Base Prospectus discloses have occurred or may occur, or, in the case of each of (i) and (ii), PricewaterhouseCoopers shall state any specific changes or decreases.

(D) The letter shall also state that PricewaterhouseCoopers has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Base Prospectus and which are specified by the Selling Agents and agreed to by PricewaterhouseCoopers, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

(E) If such letter or letters are delivered to a Selling Agent as a condition to closing in an offering of Notes that such Selling Agent has agreed to purchase as principal, subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the applicable Disclosure Package, there shall not have been (I) any change or decrease specified in such letter or letters or (II) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (I) or (II) above, is, in the judgment of the applicable Selling Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of such Notes.

(e) Other Documents. On the date hereof and on each Settlement Date with respect to any purchase of Notes by a Selling Agent as principal, counsel to the Selling Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to such Selling Agent and to counsel to the Selling Agents.

(f) No Material Misstatements or Omissions. There shall not have come to the Selling Agent’s attention any facts that would cause such Selling Agent to believe that any Disclosure Package, including any Selling Agent Represented Limited-Use Free Writing Prospectus, at the Initial Sale Time with respect to the Notes to be issued, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

If any condition specified in this Section 4 shall not have been fulfilled in all material respects when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Selling Agents and their counsel, this Agreement and all obligations of the Selling Agents may be terminated by the Selling Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 3(k) of this Agreement, the indemnity and contribution agreements set forth in Sections 7 and 8 of this Agreement, the provisions concerning payment of expenses under Section 9 of this Agreement, the provisions concerning the survival of the representations, warranties and agreements set forth in Section 10 of this Agreement and the provisions regarding parties set forth under Section 13 of this Agreement shall remain in effect.

SECTION 5. Delivery of and Payment for Notes Sold through the Selling Agents.

Delivery of Notes sold through a Selling Agent as agent shall be made by the Company to such Selling Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for Notes on the date fixed for settlement, the Selling Agent shall promptly notify the Company and deliver the Notes to the Company, and, if the Selling Agent has theretofore paid the Company for such Notes, the Company will promptly return such funds to the Selling Agent. If such failure occurred for any reason other than default by the Selling Agent in the performance of its obligations hereunder, the Company will reimburse the Selling Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company’s account. Unless otherwise agreed between the Company and the Selling Agent, all Notes will be issued in book-entry only form and will be represented by one or more fully registered global securities.

SECTION 6. Additional Covenants of the Company.

The Company covenants and agrees with the Selling Agents that:

(a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to a Selling Agent pursuant to a sale of Notes to such Selling Agent as principal, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Selling Agent pursuant to this Agreement are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or such purchaser’s agent, or to such Selling Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Prospectus as amended and supplemented and the applicable Disclosure Package to each such time).

(b) Subsequent Delivery of Certificates. Each time (i) the Company files with the Commission any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus, (ii) if required by the Selling Agents, the Registration Statement, any Disclosure Package or the Base Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes) or (iii) if requested by a Selling Agent, on the applicable Settlement Date, each time the Selling Agent purchases Notes as principal pursuant to Section 1(d) of this Agreement, the Company shall furnish or cause to be furnished to the Selling Agents forthwith a certificate of the Company, signed by any Senior Vice President or Treasurer of the Company dated the later of (x) the date of filing with the Commission of such document or (y) if applicable, the date of effectiveness of such document, or the Settlement Date, as the case may be, in form satisfactory to the Selling Agents to the effect that the statements contained in the certificate referred to in Section 4(c) of this Agreement which was last furnished to the Selling Agents are true and correct at such time as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the applicable Disclosure Package and the Base Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 4(c), modified as necessary to relate to the Registration Statement, the applicable Disclosure Package and the Base Prospectus as amended and supplemented to the time of delivery of such certificate. If such certificate is delivered pursuant to clause (iii) above at the request of a Selling Agent, such certificate shall also relate to the applicable Disclosure Package as of the applicable Initial Sale Time.

(c) Subsequent Delivery of Legal Opinions. Each time (i) the Company files with the Commission any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, (ii) if required by the Selling Agents, the Registration Statement, any Disclosure Package or the Base Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of the Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes) or (iii) if requested by a Selling Agent, on the applicable Settlement Date, each time the Selling Agent purchases Notes as principal pursuant to Section 1(d) of this Agreement, the Company shall furnish or cause to be furnished forthwith to the Selling Agents and to counsel to the Selling Agents the written opinions of McGuireWoods LLP, counsel to the Company, and the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the Selling Agents, who exercises general supervision or review in connection with a particular securities law matter for the Company) dated the later of (x) the date of filing with the Commission of such document or (y) if applicable, the date of effectiveness of such document, or the Settlement Date, as the case may be, in form and substance satisfactory to the Selling Agents, of the same tenor as the opinions referred to in Section 4(b)(i) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions (including, if applicable, any free writing prospectuses to be reflected in such opinion pursuant to the provisions of Section 3(g)(ii) above); or, in lieu of such opinions, counsel last furnishing such opinions to the Selling Agents shall furnish the Selling Agents with a letter substantially to the effect that the Selling Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented (including, if applicable, any free writing prospectuses to be reflected in such letter pursuant to the provisions of Section 3(g)(ii) above)). If such opinion is delivered pursuant to clause (iv) above at the request of a Selling Agent, such opinion shall also relate to (A) the applicable Disclosure Package as of the applicable Initial Time of Sale, (B) the applicable form of note representing the Notes described in the applicable Pricing Supplement and (C) if applicable, the Written Terms Agreement.

(d) Subsequent Delivery of Comfort Letters. Each time (i) the Company files with the Commission any Annual Report on Form 10-K, (ii) if required by the Selling Agents, the Company files with the Commission any Quarterly Report on Form 10-Q, (iii) if required by the Selling Agents, the Registration Statement, any Disclosure Package or the Base Prospectus has been amended or supplemented to include additional financial information required to be set forth or incorporated by reference into the Prospectus under the terms of Item 12 of Form S-3 under the Securities Act or (iv) if requested by a Selling Agent, on the applicable Settlement Date, each time the Selling Agent purchases Notes as principal pursuant to Section 1(d) of this Agreement, the Company shall cause PricewaterhouseCoopers forthwith to furnish the Selling Agents a letter (which may refer to letters previously delivered to the Selling Agents), dated the later of (x) the date of filing with the Commission of such document or (y) if applicable, the date of effectiveness of such document, or the Settlement Date, as the case may be, in form satisfactory to the Selling Agents, of the same tenor as the portions of the letter set forth in clauses (i) and (ii) of Section 4(d) of this Agreement but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter set forth in clause (iii) of said Section 4(d) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company. If any other information included therein or in the applicable Disclosure Package is of an accounting, financial or statistical nature, the Selling Agents may request procedures be performed with respect to such other information. If PricewaterhouseCoopers is willing to perform and report on the requested procedures, such letter should cover such other information. Any letter required to be provided by PricewaterhouseCoopers hereunder shall be provided as soon as reasonably practicable after the filing of the Annual Report on Form 10-K or with respect to any letter required by the Selling Agents pursuant to subparagraph (ii) or (iii) hereof, at the request by the Selling Agents.

(e) Obligations of the Selling Agents. The Selling Agents shall be under no obligations pursuant to Section 1(b) above until any document required by this Section 6 is delivered.

SECTION 7. Indemnification.

(a) Indemnification of the Selling Agents. The Company agrees to indemnify and hold harmless each Selling Agent and each person, if any, who controls any Selling Agent within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Selling Agent or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus, the information contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to reimburse each Selling Agent and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Selling Agents) as such expenses are reasonably incurred by such Selling Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Selling Agent Information (or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of either of the Trustees). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Selling Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Selling Agent Information; and to reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only Selling Agent Information consists of the statements set forth in (w) the eleventh and twelfth paragraphs under the caption “Supplemental Plan of Distribution” in the Base Prospectus, (x) the names of the Selling Agents in the applicable Pricing Supplement or Prospectus in the case of any purchases of Notes by a Selling Agent as principal, (y) as to any Issuer Free Writing Prospectus, any statements specifically identified by a Selling Agent to the Company in writing prior to the distribution of such document as being subject to this sentence, and (z) any other statements agreed by the Company and the Selling Agents in the applicable Written Terms Agreement. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that the Selling Agents may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (A) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel approved by the Selling Agents)), representing the indemnified parties who are parties to such action) or (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 8. Contribution.

If the indemnification provided for in Section 7 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Selling Agents, on the other hand, from the applicable offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Selling Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Selling Agents, on the other hand, in connection with the applicable offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total selling agents’ commission received by the Selling Agents, in each case as set forth on the front cover page of the applicable Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Selling Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Selling Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given in accordance with Section 7(c) for purposes of indemnification. The Company and the Selling Agents agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Selling Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Selling Agent shall be required to contribute any amount in excess of the selling commissions received by such Selling Agent in connection with the Notes sold by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Agents’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to the amount of Notes each Selling Agent sells through its efforts. For purposes of this Section 8, each Selling Agent and each person, if any, who controls a Selling Agent within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Selling Agent, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph, notify such party or parties from whom contribution may be sought, as contemplated by the preceding paragraph. However, the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph.

SECTION 9. Payment of Expenses.

Except as provided in the applicable Written Terms Agreement, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(a) The preparation, printing, delivery to the Selling Agents and filing of the Registration Statement, each product supplement, the Base Prospectus and the Prospectus and any amendments or supplements thereto and any Issuer Free Writing Prospectus;

(b) The preparation, filing and reproduction of this Agreement;

(c) The preparation, printing, issuance and delivery of the Notes to the Selling Agents, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Notes, the sale of the Notes to the Selling Agents and the fees and expenses of any transfer agent or trustee for the Notes;

(d) The fees and expenses of counsel to any such transfer agent or trustee;

(e) The fees and disbursements of the Company’s accountants and counsel, of the Trustees and their counsel, and of any registrar, transfer agent, paying agent or calculation agent;

(f) The reasonable fees and disbursements of counsel to the Selling Agents incurred from time to time in connection with the transactions contemplated hereby;

(g) The qualification of the Notes under state securities or insurance laws in accordance with the provisions of Section 3(l) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Selling Agents in connection therewith and in connection with the preparation, printing, reproduction and delivery to the Selling Agents of any survey of the U.S. state securities laws governing the offering of the Notes;

(h) The preparation, printing, reproduction and delivery to the Selling Agents of copies of the Indentures and all supplements and amendments thereto;

(i) Any fees charged by rating agencies for the rating of the Notes;

(j) With prior Company approval, the fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

(k) The fees and expenses, if any, incurred with respect to any filing with FINRA;

(l) Any advertising and other out-of-pocket expenses of the Selling Agents incurred with the approval of the Company;

(m) The cost of providing any CUSIP or other securities identification numbers for the Notes; and

(n) The fees and expenses of any depository and any nominees thereof in connection with the Notes.

SECTION 10. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Selling Agent or any controlling person of any Selling Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 11. Termination.

(a) Termination of this Agreement. This Agreement (excluding any agreement hereunder by a Selling Agent to purchase Notes from the Company as principal) may be terminated for any reason, with respect to one or more, or all, of the Selling Agents, at any time by either the Company or one or more of the Selling Agents upon the giving of 30 days’ written notice of such termination to the other party hereto. Any termination by the Company of this Agreement with respect to one or more, but less than all, of the Selling Agents shall be effective with respect to such designated Selling Agents only, and the Agreement will remain in force and effect with respect to any other Selling Agents who remain parties hereto.

(b) Termination of Agreement to Purchase Notes as Principal. A Selling Agent may terminate any agreement hereunder by such Selling Agent to purchase Notes as principal, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, if (i) trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the New York Stock Exchange or the American Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, (ii) there has been, since the date of such agreement, any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries the effect of which is such as to make it, in the sole judgment of such Selling Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, (iii) a material disruption in the commercial banking or securities settlement or clearance services in the United States has occurred or a banking moratorium shall have been declared by Federal or New York State authorities, (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of such Selling Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (v) since the date of such agreement (x) a downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (y) such an organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(c) General. In the event of a termination under this Section 11, or following the Settlement Date in connection with a sale to or through a Selling Agent appointed on a one-time basis, neither party will have any liability to the other party hereto, except that (i) the Selling Agents shall be entitled to any commission earned in accordance with Section 1(c) hereof, (ii) if at the time of termination (A) any Selling Agent shall own any Notes purchased by it as principal with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or such purchaser’s agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(k) hereof, the provisions of Section 9 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 10, 12, 13, 14 and 15 hereof shall remain in effect.

SECTION 12. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, facsimile or telegram. Notices to the Company shall be delivered to it at the address specified below and notices to any Selling Agent shall be delivered to it at the address set forth on Exhibit A.

If to the Company:

Bank of America Corporation

Bank of America Corporate Center

NC1-007-07-13

100 North Tryon Street

Charlotte, North Carolina 28255

Attention: B. Kenneth Burton, Jr.

Senior Vice President

Facsimile: (980) 387-8794

With a copy to:

Bank of America Corporation

Legal Department, NC1-002-29-1

100 North Tryon Street

Charlotte, North Carolina 28255

Attention: General Counsel

Facsimile: (704) 386-1670

McGuireWoods LLP

201 North Tryon Street

Charlotte, North Carolina 28202

Attention: Boyd C. Campbell, Jr.

Facsimile: (704) 343-2300

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 12.

SECTION 13. No Fiduciary Duties; Parties.

(a) The Company acknowledges and agrees that: (i) each purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering prices of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Selling Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Selling Agent is, has been, and will be acting solely as a principal and is not the financial advisor or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Selling Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Selling Agent has advised or is currently advising the Company on other matters) and no Selling Agent has any obligation to the Company with respect to the offerings contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Selling Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Selling Agents have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Selling Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b) This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Selling Agents, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Selling Agents with respect to any breach or alleged breach of fiduciary duty.

(c) This Agreement shall inure to the benefit of and be binding upon the Selling Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Governing Law; Counterparts.

This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, notwithstanding any otherwise applicable conflicts of law principles. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

SECTION 15. Effect of Headings.

The section and sub-section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Selling Agents and the Company in accordance with its terms.

Very truly yours,

BANK OF AMERICA CORPORATION

By:	/s/ KENNETH B. BURTON, JR.
Name:	Kenneth B. Burton, Jr.
Title:	Senior Vice President

Accepted:

BANC OF AMERICA SECURITIES LLC

By:	/s/ LILY CHANG
Name:	Lily Chang
Title:	Principal

BANC OF AMERICA INVESTMENT SERVICES, INC.

By:	/s/ WILLIAM G. MCCOY
Name:	William G. McCoy
Title:	Managing Director

EXHIBIT A

SELLING AGENTS

Banc of America Securities LLC

NY1-301-29-01

9 West 57th Street

New York, New York 10019

Attention: Caspar Bentinck, Principal

Facsimile: (212) 847-6677

Telephone: (212) 847-6447

Banc of America Investment Services, Inc.

40 West 57th Street

31st Floor

New York, New York 10019

Attention: Mark Kahn, Managing Director

Facsimile: (212) 378-4960

Telephone: (646) 313-8590

With a copy to:

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104-0050

Attention: James R. Tanenbaum, Esq.

Facsimile: (212) 468-7900

A-1

EXHIBIT B

Form of Terms Agreement

The following terms, if applicable, shall be agreed to by a Selling Agent and the Company in connection with each sale of Notes:

Principal Amount: $

    (or principal amount in another specified currency)

Interest Rate:

If Fixed Rate Note:

Interest Rate:

Interest Payment Dates:

Day Count Fraction:

Business Day Convention:

If Floating Rate Note:

Interest Rate Basis:

Base Rate:

Spread or Spread Multiplier, if any:

Initial Interest Rate:

Initial Interest Reset Date:

Day Count Fraction:

Business Day Convention:

Index Maturity for Initial Interest Rate (if different):

Index Maturity:

Index Maturity for Final Interest Payment

Period (if different):

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Interest Rate Reset Dates:

Interest Payment Period:

Interest Payment Dates:

Calculation Agent:

If Indexed Note:

Applicable Index or Underlying Security, Commodity,

    or Currency for Principal and/or Interest:

Base Rate:

Initial Interest Rate:

Interest Reset Date:

Additional Interest Reset Dates:

Day Count Fraction:

B-1

Business Day Convention:

Valuation Date:

Reference Price:

Principal Repayment Amount:

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Interest Payment Dates:

Call and Exchange Provisions, if applicable:

Calculation Agent:

Other Terms:

If Redeemable:

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction:

Other Terms:

Initial Sale Time:

Original Issue Date:

Date of Maturity:

Price to Public:         %

Selling Agent’s Commission:

Settlement Date and Time:

Use of Free Writing Prospectuses:

Additional Selling Restrictions:

Additional Terms:

B-2

EXHIBIT C

As compensation for the services of a Selling Agent hereunder, the Company shall pay it, on a discount basis, a commission for the sale of each Note by such Selling Agent, whether such Selling Agent acts as agent of the Company or as principal, which, unless otherwise agreed between the Company and Selling Agent, shall be equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

MATURITY RANGES	PERCENT OF PRINCIPAL AMOUNT
From 3 months to less than 6 months	To be agreed upon

From 6 months to less than 9 months	To be agreed upon

From 9 months to less than 1 year	To be agreed upon

From 1 year to less than 18 months	To be agreed upon

From 18 months to less than 3 years	.200%

3 years	.250%

4 years	.300%

5 years	.350%

6 years	.350%

7 years	.400%

8 years	.400%

9 years	.400%

10 years	.450%

11 years	.450%

12 years	.475%

13 years	.475%

14 years	.475%

15 years .	500%

C-1

30 years	.875%

The commission for Notes with a maturity more than 30 years or sold to one or more Selling Agents as agent or as principal also is subject to negotiation between the Company and the Selling Agent at the time of sale.

B-2

EXHIBIT D

Form of Written Terms Agreement

BANK OF AMERICA CORPORATION

WRITTEN TERMS AGREEMENT

To:	Banc of America Securities LLC [others]

(the “Initial Purchasers”)

c/o:	Banc of America Securities LLC NY 1-301-29-01 9 West 57th Street New York, New York 10019

Ladies and Gentlemen:

Re: Bank of America Corporation. (the “Company”) Medium Term Note Program, Series L (the “Program”); [INSERT DESCRIPTION] ([collectively,] the “Notes”).

This Agreement is supplemental to the Distribution Agreement (the “Distribution Agreement”) dated as of April 10, 2008, as supplemented, among the Company and the Selling Agents party thereto. Pursuant to the Distribution Agreement, the Initial Purchasers shall purchase the Notes, as principals, in accordance with the terms hereof. All capitalized terms not defined herein shall have the meanings set forth in the Distribution Agreement.

The terms of the Notes shall be as set forth in the form or forms of Pricing Supplement attached to this Agreement as Exhibit A-1 (each, a “Pricing Supplement”) and in the form or forms of Final Terms Sheet attached to this Agreement as Exhibit A-2. For purposes of this Agreement and the Distribution Agreement, (a) the “Disclosure Package,” as to each series of the Notes, shall also include, in addition to the documents referenced in the Distribution Agreement, [the free writing prospectuses listed in Schedule 2,] [Product Supplement No.     , dated             , 20        , and] the Pricing Supplement No.     , dated             , 20         and (b) the “Initial Sale Time” for the Notes shall be                 [a.m./p.m.] on [DATE].

1.	Appointment of New Selling Agents.

This Agreement hereby appoints each Initial Purchaser that is not a party to the Distribution Agreement as a new Selling Agent (each a “New Selling Agent”) in accordance with the provisions of Section 1(f) of the Distribution Agreement for the purposes of the issue of the Notes. Each New Selling Agent has delivered to the Company its address for notice hereunder, and under the Distribution Agreement and the Administrative Procedures, as set forth in Exhibit B hereto.

In consideration of the Company appointing the New Selling Agents as Selling Agents in respect of the Notes under the Distribution Agreement, each New Selling Agent hereby undertakes, for the benefit of the Company and each of the other Selling Agents, that, in relation to each series of the Notes, it will perform and comply with all the duties and obligations to be assumed by a Selling Agent under the Distribution Agreement, a copy of which it acknowledges it has received from the Company. Notwithstanding anything contained in the Distribution Agreement, each of the New Selling Agents shall be vested with all authority, rights, powers, duties and obligations of a Selling Agent in relation to the issue of the Notes as if originally named as a Selling Agent under the Distribution Agreement, provided that following the Settlement Date (as defined below) of the Notes, each of the New Selling Agents shall have no further such authority, rights, powers, duties or obligations, except such as may have accrued or been incurred prior to, or in connection with, the issuance of the Notes.

2.	Additional Representations and Warranties.

(a)	Each of the Distribution Agreement and this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery by the Selling Agents, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in the Distribution Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy.

(b)

The Indenture or Indentures applicable to the Notes have been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery by the applicable Trustee, constitutes a legal, valid, and binding instrument of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy; the Notes have been duly authorized and, when, completed, executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Selling Agents pursuant to the Distribution Agreement and this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy.

3.	Additional Covenants of the Company.

(a)	Notice of Certain Events. The Company will notify the Selling Agents immediately of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction as described in Section 3(k) of the Distribution Agreement or the initiation or threatening of any proceeding for such purpose.

(b)	Review of Proposed Amendments and Supplements. During the Prospectus Delivery Period, prior to amending or supplementing the Registration Statement, the Base Prospectus, the Prospectus or the Disclosure Package (except with respect to a filing required under the Exchange Act), the Company shall furnish to the Selling Agents a copy of each such proposed amendment or supplement for review, and the Company shall not file or use any such proposed amendment or supplement to which the Selling Agents reasonably object.

(c)	Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Selling Agents, the Company will file, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form reasonably satisfactory to the Selling Agents. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will file, prior to the Renewal Deadline, if it has not already done so, a new shelf registration statement relating to the Notes, in a form reasonably satisfactory to the Selling Agents, and will use its reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to such Notes. References in the Distribution Agreement and herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(d)

Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Selling Agents, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form reasonably satisfactory to the Selling Agents, (iii) use every reasonable effort to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Selling Agents of such effectiveness. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References in the Distribution Agreement and herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(e)	Earnings Statement. The Company will make generally available to its security holders and to the Selling Agents as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(f)	Restriction on Certain Issuances. Until the business day (in New York, New York and Charlotte, North Carolina) following the Settlement Date of the Notes, the Company will not, without the consent of the Selling Agents, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement filed under the Securities Act; provided, however, the Company may, at any time, offer or sell or announce the offering of securities (i) covered by a registration statement on Form S-8 or Form S-4 or (ii) covered by a registration statement on Form S-3 (including the Registration Statement) and (A) pursuant to which the Company sells securities under one of the Company’s medium-term note programs (including, without limitation, the Company’s Series L Medium-Term Note Program and the Company’s InterNotes Program), (B) pursuant to which the Company issues securities for its dividend reinvestment plan, (C) pursuant to which affiliates of the Company offer securities of the Company in secondary market transactions, or (D) pursuant to which the Company issues notes, securities of an affiliated trust, depositary shares or preferred stock in an underwritten offering in which the lead manager is Banc of America Securities LLC.

4.	Obligations.

(a)	Subject to the terms and conditions of the Distribution Agreement and this Agreement, the Company hereby agrees to issue each series of the Notes and the Initial Purchasers severally agree to purchase and pay for on the applicable Settlement Date each series of the Notes according to their respective Commitments (as defined below) at a purchase price of % of the principal amount of the Notes, being the issue price of % less an underwriting commission of % of such principal amount. [update if more than one tranche].

For the purpose of this Agreement, “Commitment” means, in relation to an Initial Purchaser, the amount set forth opposite its name under the heading Commitment in the applicable table of Schedule 1, to the extent not reduced or terminated under this Agreement.

(b)	The obligations of each Initial Purchaser under this Agreement are several and independent and:

(i)	subject to the provisions of Section 11 of the Distribution Agreement, the failure of one or more of the Initial Purchasers to perform its obligations shall not relieve the other Initial Purchasers of their respective obligations or the Company of its obligations to the other Initial Purchasers, under this Agreement; and

(ii)	no Initial Purchaser shall be responsible for or liable in respect of any breach of the obligations or warranties of any other Initial Purchaser under this Agreement.

5.	For the purposes of this Agreement:

(a)	the sum payable on the Settlement Date by the Initial Purchasers for the Notes shall be [$] ;

(b)	the sum payable on the Settlement Date by the Initial Purchasers for the Notes shall be [$] ; and

(c)	“Settlement Date” means [9:30] a.m. (Charlotte time) on [DATE], or such other time and/or date as the Company and Banc of America Securities LLC (“BAS”), on behalf of the Initial Purchasers, may agree. The closing of the offering contemplated hereby shall be held at the offices of McGuireWoods LLP, counsel for the Company, or at such other location as shall be agreed by the Company and BAS, on behalf of the Initial Purchasers. Delivery of the Notes shall be made to BAS for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through BAS of the purchase price thereof. Unless otherwise agreed, the Notes shall be in book-entry only form, [deposited with The Depository Trust Company (“DTC”) or a custodian for DTC and registered in the name of Cede & Co., as nominee for DTC] [deposited with Euroclear Bank S.A./N.V. and/or Clearstream Banking, société anonyme or a common depository for those entities and registered in the name of The Bank of New York Depository (Nominees) Limited].

6.	The obligations of the Initial Purchasers to purchase the Notes is conditional upon:

(a)	the conditions set forth in Section 4 of the Distribution Agreement being satisfied as of the Settlement Date;

(b)	the delivery to the Initial Purchasers on the date hereof of a letter from the Company’s independent public registered accounting firm, as described in Section 4(d) of the Distribution Agreement, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel, with respect to the Registration Statement and the Prospectus;

(c)	the delivery to the Initial Purchasers on the Settlement Date of:

(i)	legal opinions addressed to the Initial Purchasers dated the Settlement Date in form and substance satisfactory to BAS, on behalf of the Initial Purchasers:

(A)	McGuireWoods LLP, counsel for the Company, in substantially the form attached hereto as Exhibit C hereto;

(B)	the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the Initial Purchasers, who exercises general supervision or review in connection with securities law matters for the Company), in substantially the form attached hereto as Exhibit D hereto; and

(C)	Morrison & Foerster LLP, counsel for the Initial Purchasers, in substantially the form attached hereto as Exhibit E hereto.

(ii)	a certificate dated as of the Settlement Date, from the Company, as contemplated by Section 4(c) of the Distribution Agreement, with respect to the Registration Statement, the Prospectus, each Disclosure Package and the Distribution Agreement, as supplemented by this Agreement;

(iii)	a bring-down letter from the Company’s independent auditors relating to the letter described in Section 6(b) above; and

(iv)	all such other documents as may be required reasonably by BAS, on behalf of the Initial Purchasers, to satisfy all such other conditions precedent.

If any of the foregoing conditions is not satisfied on or before the Settlement Date, this Agreement shall terminate on such date and the parties hereto shall be under no further liability arising out of this Agreement (except for the liability of the Company in relation to expenses as provided in the Distribution Agreement and except for any liability arising before or in relation to such termination), provided that BAS, on behalf of the Initial Purchasers, may in its discretion waive any of the aforesaid conditions or any part of them.

7.	Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(a)	The preparation, printing, delivery to the Selling Agents and filing of the Registration Statement, each product supplement, the Base Prospectus and the Prospectus and any amendments or supplements thereto and any Issuer Free Writing Prospectus;

(b)	The preparation, filing and reproduction of this Agreement;

(c)	The preparation, printing, issuance and delivery of the Notes to the Selling Agents, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Notes, the sale of the Notes to the Selling Agents and the fees and expenses of any transfer agent or trustee for the Notes;

(d)	The fees and expenses of counsel to any such transfer agent or trustee;

(e)	The fees and disbursements of the Company’s accountants and counsel, of the Trustees and their counsel, and of any registrar, transfer agent, paying agent or calculation agent;

(f)	The qualification of the Notes under state securities or insurance laws in accordance with the provisions of Section 3(l) of the Distribution Agreement, including filing fees and the reasonable fees and disbursements of counsel for the Selling Agents in connection therewith and in connection with the preparation, printing, reproduction and delivery to the Selling Agents of any survey of the U.S. state securities laws governing the offering of the Notes;

(g)	The preparation, printing, reproduction and delivery to the Selling Agents of copies of the Indentures and all supplements and amendments thereto;

(h)	Any fees charged by rating agencies for the rating of the Notes;

(i)	With prior Company approval, the fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

(j)	The fees and expenses, if any, incurred with respect to any filing with FINRA; and

(k)	The fees and expenses of any depository and any nominees thereof in connection with the Notes.

If the sale of any of the Notes provided for herein is not consummated because any condition to the obligations of the Selling Agents set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Selling Agents, the Company will reimburse the Selling Agents severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of such Notes.

8.	Default by a Selling Agent.

If any one or more Selling Agents shall fail to purchase and pay for any of the Notes agreed to be purchased by such Selling Agent or Selling Agents hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under the Distribution Agreement and/or this Agreement, the remaining Selling Agents shall be obligated severally to take up and pay for (in the respective proportions which they have agreed to purchase such Notes, as the case may be, bear to the aggregate amount of Notes agreed to be purchased by all the remaining Selling Agents) the Notes which the defaulting Selling Agent or Selling Agents agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Notes which the defaulting Selling Agent or Selling Agents agreed but failed to purchase shall exceed 10% of the aggregate amount of Notes that the Selling Agents have agreed to purchase, the remaining Selling Agents shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Notes, and if such non-defaulting Selling Agents do not purchase all such Notes, the agreement of the Selling Agents to purchase such Notes will terminate without liability to any non-defaulting Selling Agent or the Company. In the event of a default by any Selling Agent as set forth in this Section 8, the Settlement Date shall be postponed for such period, not exceeding seven days, as [Banc of America Securities LLC] [other applicable lead manager] shall determine in order that the required changes in the Disclosure Package or Pricing Supplement or in any other documents or arrangements may be effected. Nothing contained in the Distribution Agreement or this Agreement shall relieve any defaulting Selling Agent of its liability, if any, to the Company and any non-defaulting Selling Agent for damages occasioned by its default.

9.	Counterparts.

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

10.	Governing Law.

This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Initial Purchasers.

Very truly yours,

For: BANK OF AMERICA CORPORATION

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date specified above:

By: BANC OF AMERICA CORPORATION

By:
Name:
Title:

For itself and the other several Initial Purchasers

SCHEDULE 1 TO WRITTEN TERMS AGREEMENT

Name of Initial Purchaser	Commitments
Banc of America Securities LLC	[$]

TOTAL	[$]

D-1-1

SCHEDULE 2 TO WRITTEN TERMS AGREEMENT

Free Writing Prospectuses

D-1-1

EXHIBIT A-1 TO WRITTEN TERMS AGREEMENT: PRICING

SUPPLEMENT[S]

Pricing Supplement No.

(To Prospectus dated May 5, 2006

and Prospectus Supplement dated April 10, 2008 [and Product Supplement No.         , dated             , 20    ])

[Date of Pricing Supplement]

Bank of America Corporation

Medium-Term Notes, Series L

[Name of Notes], due [Month], 20

This pricing supplement supplements the terms and conditions in the Prospectus, dated May 5, 2006, as supplemented by the Series L Prospectus Supplement, dated April 10, 2008 [and Product Supplement No.         , dated             , 20    ] (as so supplemented, together with all documents incorporated by reference, the “Prospectus”), and should be read with the Prospectus. Unless otherwise defined in this pricing supplement, terms used herein have the same meanings as are given to them in the Prospectus.

• Title of the Series:	[Floating Rate Senior Notes], due 20

• Aggregate Principal Amount Initially Being Issued:	[$]

• Issue Date:	, 20

• CUSIP No.:	060505

• ISIN:	US060505D

• Maturity Date for Principal:	, 20

• Minimum Denominations:	[$1,000 and multiples of $1,000 in excess of $1,000] [€50,000 and multiples of €50,000 in excess of €50,000]

• Ranking:	[Senior] [Subordinated]

• Day Count Fraction:	[30/360] [Actual/360.]

• Base Rate:	[Reuters Screen Page “LIBOR01”] [other]

• Index Maturity:	[30 days] [90 days] [other]

• Spread:	plus %

• Interest Payment Dates:	[ , , , and of each year, beginning , 20 .]

• Interest Periods:	[Semi-Annually.] [Quarterly.]

• Interest Determination Date:	[Second London Banking Day (as defined in the attached prospectus) preceding the applicable interest reset date.] [other.]

• Interest Reset Dates:	[Each interest payment date.]

• Record Dates for Interest Payments:	[For book-entry only notes, one business day prior to the payment date. If notes are not held in book-entry only form, the record dates will be , , , and .]

D-A-1-1

[The fifteenth calendar day prior to the payment date.]

• Optional Redemption:	None

• Repayment at Option of Holder:	None

• Listing:	None

• Paying Agent:	[The Bank of New York Trust Company, N.A.] [The Bank of New York, acting through its London branch]

• Calculation Agent:	[The Bank of New York Trust Company, N.A. ] [Bank of America, N.A.] [Banc of America Securities LLC] [The Bank of New York, acting through its London branch]

	Total		Per Note
Issue Price:	[$	]		%
Selling Agents’ Commission:	[$	]		%

Proceeds to Bank of America Corporation:	[$	]		%

Sole Book-Runner

Banc of America Securities LLC

[Co-Manager]	[Co Manager]

D-A-1-2

Supplemental Information Concerning the Plan of Distribution

On             , 200    , we entered into an agreement with the selling agents identified below for the purchase and sale of the notes. We have agreed to sell to each of the selling agents, and each of the selling agents has agreed to purchase from us, the principal amount of the notes shown opposite its name at the public offering price set forth above.

Selling Agent	Principal Amount of Notes
Banc of America Securities LLC	[$]
[Selling Agent]
[Selling Agent]

Total	[$]

Additional Selling Restrictions

In addition to the representations, agreements, and restrictions set forth in the attached prospectus supplement under “Supplemental Plan of Distribution—Selling Restrictions,” the following representations, agreements, and restrictions will apply to the notes.

D-A-1-3

EXHIBIT A-2 TO WRITTEN TERMS AGREEMENT: FINAL TERMS SHEET[S]

BANK OF AMERICA CORPORATION

[$]             [        %] [FLOATING RATE] [SENIOR] [SUBORDINATED] NOTES,

DUE              20

FINAL TERM SHEET

Dated                      , 20

Issuer:	Bank of America Corporation

Ratings:	Aa1 (Moody’s)/ AA (S&P)/ AA (Fitch)

Title of the Series:	[ %] [Floating Rate] [Senior] [Subordinated] Notes, due , 20

Aggregate Principal Amount Initially Being Issued:	[$]

Issue Price:	[100%]

Trade Date:	, 20

Settlement Date:	, 20 (DTC)

Maturity Date:	, 20

Ranking:	[Senior] [Subordinated]

Minimum Denominations:	[$1,000 and multiples of $1,000 in excess of $1,000] [€50,000 and multiples of €50,000 in excess of €50,000]

Day Count Fraction:	[30/360] [Actual/360]

Record Dates:	[For book-entry only notes, one business day prior to payment date.] [The fifteenth calendar day prior to the payment date.]

Base Rate:	[Three-Month LIBOR (Reuters)] [other]

Index Maturity:	[30 days] [90 days] [other]

Spread:	plus ___ bps

Interest Payment Dates:	[ , , , and , of each year, beginning , 20 .]

Interest Periods:	[Semi-annually.] [Quarterly.]

Interest Determination Date:	[Second London banking day preceding the

D-A-2-1

applicable interest reset date.] [other.]

Interest Reset Dates:	[Interest payment dates.]

Optional Redemption:	None

Listing:	None

Calculation Agent:	[The Bank of New York Trust Company, N.A.] [Bank of America, N.A.] [Banc of America Securities LLC] [The Bank of New York, acting through its London branch]

Lead Manager:	Banc of America Securities LLC

Co-Managers:	[Name] [Name]

CUSIP:	060505

ISIN:	____________________

Bank of America Corporation has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Bank of America Corporation has filed with the SEC for more complete information about Bank of America Corporation and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of America Corporation or the lead underwriter will arrange to send you the prospectus if you request it by contacting Bank of America Corporation, Corporate Treasury – Securities Administration, at 1-866-804-5241, or Banc of America Securities LLC, toll free at 1-800-294-1322. You may also request a copy by e-mail from securities.administration@bankofamerica.com or dg.prospectus_distribution@bofasecurities.com.

D-A-2-2

EXHIBIT B TO WRITTEN TERMS AGREEMENT: ADDRESSES OF NEW SELLING AGENTS

B-1

EXHIBIT C TO WRITTEN TERMS AGREEMENT:

FORM OF OPINION OF MCGUIRE WOODS LLP

1. The Corporation is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in [the] [each] Disclosure Package and the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Bank of America, N.A. (the “Principal Subsidiary Bank”) is a national banking association formed under the laws of the United States of America (the “United States”) and authorized thereunder to transact business.

2 [The Indenture] [Each of the Indentures] and the Notes conform in all material respects to the descriptions thereof contained in [the] [each] Disclosure Package and the Prospectus.

3. [The Indenture] [Each of the Indentures] has been duly authorized, executed and delivered by the Corporation, has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and constitutes a legal, valid and binding instrument enforceable against the Corporation in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy; and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the [applicable] Indenture and delivered to and paid for by you pursuant to the Distribution Agreement and the Written Terms Agreement, will constitute legal, valid and binding obligations of the Corporation entitled to the benefits of [the] [such] Indenture and enforceable against the Corporation in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy.

4. The Registration Statement was effective under the Securities Act automatically upon filing; no stop order suspending the effectiveness of the Registration Statement[, or any post-effective amendment to the Registration Statement,] has been issued, and we have no knowledge that any proceedings for that purpose have been instituted or threatened or that the Corporation has received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form; and the Registration Statement, [the] [each] Disclosure Package and the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained or incorporated by reference therein, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Trust Indenture Act, and the respective rules and regulations thereunder.

5. Each of the Distribution Agreement and the Written Terms Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding agreement enforceable against the Corporation in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in the Distribution Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy.

6. No consent, approval, authorization or order of any court or governmental agency or body in the United States is necessary or required on behalf of the Corporation for the consummation of the transactions contemplated in the Distribution Agreement and the Written Terms Agreement, except such as have been obtained under the Securities Act and such as may be required under the blue sky, state securities, insurance laws or similar laws of the United States in connection with your purchase and distribution of the Notes.

7. Neither the issuance and sale of the Notes, nor the consummation of any other of the transactions contemplated by the Distribution Agreement and the Written Terms Agreement nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under (a) the Corporation’s Amended and Restated Certificate of Incorporation or the Bylaws, as amended to date; (b) the terms of any indenture or other material agreement or instrument known to us and to which the Corporation or the Principal Subsidiary Bank is a party or bound; or (c) any order, law or regulation known to us to be applicable to the Corporation or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Corporation or the Principal Subsidiary Bank.

8. To our knowledge, there are no rights to the registration of securities of the Corporation under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Corporation’s intention to file such Registration Statement.

We have participated in conferences with officers and other representatives of the Corporation in connection with the preparation of the Registration Statement, [the] [each] Disclosure Package and the Prospectus. As to portions of the Registration Statement, [the] [each] Disclosure Package or the Prospectus consisting of financial statements and other financial, accounting and statistical information, we express no view. Although we have not independently verified, are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, [the] [any] Disclosure Package or the Prospectus or any amendment or supplement thereto (other than as stated in paragraph 2 above), nothing has come to our attention that has caused us to believe that the remaining portions of the Registration Statement or any amendment thereto as of the time it became effective, as of the Initial Sale Time or as of the date of this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the remaining portions of [the] [each] Disclosure Package, taken as a whole as of the Initial Sale Time, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the remaining portions of the Prospectus, as amended or supplemented, as of its date or as of the date of this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. We also are not passing upon, and do not assume any responsibility for, ascertaining whether or when any of the information contained in [any] [each] Disclosure Package was conveyed to any purchaser of the Notes.

[We express no opinion as to the effect of any possible judicial, administrative or other action giving effect to, or which constitute, the actions of governmental authorities or laws of any country other than the United States of America. In addition, we call your attention to the fact that the Notes are denominated in [euro] [pounds sterling] [other specified currency]. A judgment for money in an action based on securities denominated in foreign currencies in a Federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the foreign currency in which a particular security is denominated into U.S. dollars will depend upon various factors, including the court in which the judgment is entered. We express no opinion as to whether a court would award a judgment in a currency other than U.S. dollars or the particular date or rate of exchange that would be used by such court in the entry of a judgment.]

In rendering this opinion, we are not expressing an opinion as to matters governed by the laws of any jurisdiction other than laws of the State of North Carolina, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we express no opinion as to the applicability of the laws of any other jurisdiction to the subject transaction or to the effects of such laws thereon, including, but not limited to, the laws of the State of New York, [and the European Union] [any other applicable foreign jurisdiction], and their applicability or non-applicability to the Distribution Agreement, the Written Terms Agreement or the Notes.

EXHIBIT D TO WRITTEN TERMS AGREEMENT:

FORM OF OPINION OF IN-HOUSE CORPORATE COUNSEL OF THE

COMPANY

1. Each of the Company and Bank of America, N.A. (the “Bank”) is qualified or licensed to do business as a foreign corporation in each jurisdiction in which I have knowledge that it is required to be so qualified or licensed.

2. All outstanding shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. § 55, as amended) nonassessable, and, except as set forth in [the] [each] Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Bank (except directors’ qualifying shares) are owned beneficially, directly or indirectly, by the Company free and clear of any perfected security interest, and I am without knowledge of any other security interests, claims, liens or encumbrances.

3. I am without knowledge that there is: (a) any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement, [the] [each] Disclosure Package or the Prospectus which is omitted or not adequately disclosed therein, or (b) any franchise, contract or other document of a character required to be described in the Registration Statement, [the] [each] Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required.

I or members of the Company’s Legal Department have participated in conferences with officers and other representatives of the Company in connection with the preparation of the Registration Statement, [the] [each] Disclosure Package and the Prospectus. As to portions of the Registration Statement, [the] [each] Disclosure Package or the Prospectus consisting of financial statements and other financial, accounting and statistical information, I express no view. As to the remaining portions of the Registration Statement, although I have not independently verified, am not passing upon and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, [any] [each] Disclosure Package or the Prospectus or any amendment or supplement thereto, no facts have come to my attention which lead me to believe that such remaining portions of the Registration Statement or any amendment thereto, as of the time it became effective, as of the Initial Sale Time or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the remaining portions of [the] [each] Disclosure Package, taken as a whole as of the Initial Sale Time, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the

D-1

remaining portions of the Prospectus, as amended or supplemented, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. I am not passing upon, and do not assume any responsibility for, ascertaining whether or when any of the information contained in [any] [each] Disclosure Package was conveyed to any purchaser of the Notes.

In rendering this opinion, I am not expressing an opinion as to matters governed by the laws of any jurisdiction other than the laws of the State of North Carolina, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and I express no opinion as to the applicability of the laws of any other jurisdiction to the subject transaction or to the effects of such laws thereon, including, but not limited to, the laws of the State of New York [and the European Union] [any other applicable foreign jurisdiction], and their applicability or non-applicability to the Distribution Agreement, the Written Terms Agreement or the Notes.

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EXHIBIT E TO WRITTEN TERMS AGREEMENT:

FORM OF OPINION OF MORRISON & FOERSTER LLP

1. Each of the Distribution Agreement and the Written Terms Agreement has been duly authorized, executed and delivered by the Company, and is enforceable against the Company in accordance with its terms, except that the legality or enforceability of the indemnification and contribution provisions set forth in Sections 7 and 8 of the Distribution Agreement may be limited by federal or state securities laws or public policy underlying such laws.

2. [The Indenture] [Each of the Indentures] has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. The Notes have been duly authorized, executed and delivered by the Company and, assuming due authentication by the [applicable] Trustee, when issued and paid for in accordance with the terms of the Distribution Agreement, the Written Terms Agreement and the [applicable] Indenture, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, entitled to the benefits of the [applicable] Indenture.

4. The Registration Statement was automatically effective upon filing pursuant to Rule 462(e) under the Securities Act, and we are not aware that any stop order suspending the effectiveness thereof has been issued or any proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

5. The Notes and [the] [each] Indenture conform in all material respects as to legal matters to the descriptions thereof contained in the [applicable] Disclosure Package and the Prospectus.

6. The Registration Statement, as of the effective date thereof, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Securities Act (except as to (i) the financial statements, supporting schedules, footnotes and other financial information included therein or omitted therefrom, as to which we express no opinion, and (ii) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as to which we express no opinion).

In addition, we have participated in conferences with your representatives and with representatives of the Company, its counsel and its accountants concerning the Registration Statement, [the] [each] Disclosure Package, and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements (other than as stated in paragraph 5 above). We are also not passing upon, and do not assume any responsibility for, ascertaining whether or when any of the information contained in [the] [any] Disclosure Package was conveyed to any purchaser of the Notes. Based upon and subject to the foregoing, nothing has come to our attention that leads us to believe that (i) the Registration Statement, at the time it became effective,

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contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the documents and information comprising [the] [each] Disclosure Package, taken as a whole as of the Applicable Time, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to (a) the financial statements, supporting schedules, footnotes, and other financial information contained in the Registration Statement, [the] [any] Disclosure Package or the Prospectus, and (b) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act).

E-2

EXHIBIT E

[Date]

[Name and Address of Selling Agent]

Re:	Issuance of $ Medium Term Senior/Subordinated Notes, Series L, by Bank of America Corporation

Dear             :

The Distribution Agreement dated April 10, 2008 (the “Agreement”), among Bank of America Corporation (“Bank of America”) and the Selling Agents named therein, provides for the issue and sale by Bank of America of its Medium Term Notes, Series L.

Subject to and in accordance with the terms of the Agreement and accompanying Administrative Procedures, Banc of America Securities LLC hereby appoints you as Selling Agent (as such term is defined in the Agreement) in connection with the purchase of the notes as described in the accompanying Pricing Supplement No.     , dated                  , 20     (the “Notes”) but only for this one transaction. Your appointment is made subject to the terms and conditions applicable to Selling Agents under the Agreement and terminates upon payment for the Notes or other termination of this transaction. Accompanying this letter is a copy of the Agreement, the provisions of which are incorporated herein by reference. Copies of the officer’s certificate, opinions of counsel, and auditors’ letter described in the Agreement are not enclosed but are available upon your request.

This letter agreement, like the Agreement, is governed by and construed in accordance with the laws of the State of New York, notwithstanding any otherwise applicable conflicts of law principles. This letter agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

If the above is in accordance with your understanding of our agreement, please sign and return this letter to us on or before settlement date. This action will confirm your appointment and your acceptance and agreement to act as Selling Agent in connection with the issue and sale of the above described Notes under the terms and conditions of the Agreement.

Very truly yours,

AGREED AND ACCEPTED

BANK OF AMERICA CORPORATION	[Name of Selling Agent]

By:	By:
Name:	Name:
Title:	Title:

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ANNEX I

BANK OF AMERICA CORPORATION

ADMINISTRATIVE PROCEDURES

For Fixed Rate, Floating Rate and Indexed Medium-Term Notes

(Dated as of April 10, 2008)

Senior Medium-Term Notes, Series L, which may be fixed rate, floating rate or indexed notes (the “Senior Notes”) and Subordinated Medium-Term Notes, Series L, which may be fixed rate or floating rate notes (the “Subordinated Notes,” and collectively, the “Notes”) are to be offered on a continuing basis by Bank of America Corporation, a Delaware corporation (the “Company”), to or through Banc of America Securities LLC (“BAS”) or Banc of America Investment Services, Inc. (“BAI”) (each, a “Selling Agent,” and collectively, the “Selling Agents”), pursuant to a Distribution Agreement dated as of April 10, 2008 (the “Distribution Agreement”) among the Company and the Selling Agents. The Distribution Agreement provides for the sale of Notes by the Company (a) through one or more of the Selling Agents as agents using their best efforts to solicit offers to purchase Notes, (b) to one or more Selling Agents as principal for resale to investors and other purchasers, including broker-dealers, and (c) directly to investors.

Unless otherwise agreed by the applicable Selling Agent(s) and the Company, and subject to the terms of the Distribution Agreement, the Notes will be offered and sold by the Selling Agents in their capacity as agent and not as principal, and the applicable Selling Agent(s) shall use their best efforts when requested by the Company to solicit offers to purchase the Notes. If otherwise agreed, the Notes will be purchased by the applicable Selling Agent(s) as principal(s), and such purchases will be made in accordance with terms agreed upon by the applicable Selling Agent(s) and the Company (which terms shall take the form of a written agreement between the applicable Selling Agent(s) and the Company or an oral agreement between the applicable Selling Agent(s) and the Company, confirmed in writing by those applicable Selling Agent(s) to the Company, each in accordance with the provisions of the Distribution Agreement). Only those provisions in these Administrative Procedures that are applicable to the particular role that a Selling Agent will perform shall apply.

Subject to Section 1(a) of the Distribution Agreement, the Company reserves the right to sell the Notes at any time directly on its own behalf to any unsolicited purchaser, whether directly to such purchaser or through an agent for such purchaser.

The Senior Notes will be issued as a series of securities pursuant to an Indenture dated as of January 1, 1995, between the Company (successor to NationsBank Corporation) and The Bank of New York Trust Company, N.A., as successor trustee (in such capacity, the “Senior Trustee”), as supplemented by a First Supplemental Indenture dated as of September 18, 1998, a Second Supplemental Indenture dated as of May 7, 2001, a Third Supplemental Indenture dated as of July 28, 2004 and a Fourth Supplemental Indenture dated as of April 28, 2006 (as so supplemented, the “Senior Indenture”), and will be issued in the respective forms attached to the Officers’ Certificate of the Company delivered to the Senior Trustee on the date hereof pursuant to the Senior Indenture. The Subordinated Notes will be issued as a series of securities pursuant to an Indenture dated as of January 1, 1995, between the Company (successor to NationsBank Corporation) and The Bank of New York Trust Company, N.A., as successor trustee (in such capacity, the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”), as supplemented by a First Supplemental Indenture dated as of August 28, 1998 and a Second Supplemental Indenture dated as of January 25, 2007 (as so supplemented, the “Subordinated Indenture”), and will be issued in the respective forms attached to the Officers’ Certificate of the Company delivered to the Subordinated Trustee on the date hereof pursuant to the Subordinated Indenture. The Senior Indenture and the Subordinated Indenture are hereinafter sometimes referred to collectively as the “Indentures.” In accordance with the provisions of the Indentures, unless otherwise specified in the applicable Notes, The Bank of New York Trust Company, N.A. will initially act as Authenticating Agent, Transfer Agent, Securities Registrar and Paying Agent with respect to the Senior Notes and the Subordinated Notes (in such respective capacities, the “U.S. Issuing and Paying Agent”), except that, unless otherwise specified in the applicable Notes and/or the applicable Pricing Supplement, The Bank of New York, acting through its London branch located at One Canada Square, London, England, E14 5AL, will initially act as Paying Agent with respect to the Senior Notes and the Subordinated Notes initially settling through Euroclear and/or Clearstream (each as defined below) (in such capacity, the “London Paying Agent,” and together with the U.S. Issuing and Paying Agent, the “Paying Agents”).

The Notes are unsecured debt securities which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on the Company’s registration statement on Form S-3, Registration No. 333-133852 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2006, which Registration Statement became automatically effective upon filing. The base prospectus dated as of May 5, 2006 included in the Registration Statement, as supplemented by a Prospectus Supplement dated as of April 10, 2008 with respect to the Notes, is referred to herein as the “Prospectus.” The supplement to the Prospectus setting forth the specific terms of the Notes from time to time (as applicable) is herein referred to as a “Pricing Supplement.” The Prospectus also may be supplemented with a “Product Supplement” that describes the general terms for a specific type of Indexed Note and that shall be filed with the SEC and be delivered to investors with the Prospectus and the applicable Pricing Supplement.

Unless otherwise specified in the applicable Notes, the Notes will be issued either (a) in book-entry only form and represented by one or more fully registered global Notes without coupons (each, a “Global Note”) delivered to the U.S. Issuing and Paying Agent, as custodian for The Depository Trust Corporation (“DTC”), and/or to the London Paying Agent, as custodian for Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), and recorded in the book-entry system maintained by DTC or Euroclear and/or Clearstream, as applicable, or (b) in limited circumstances, in certificated registered form (each, a “Certificated Note”) delivered to the investor, other purchaser or a person designated by such investor or other purchaser. Owners of beneficial interests in Notes issued in book-entry form (such interests referred to as “Book-Entry Notes”) will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only under the limited circumstances described in the Indentures and the applicable Notes.

General procedures relating to the issuance of all Notes are set forth in Part I. Book-Entry Notes will be issued in accordance with the procedures set forth in Part II. In the event Certificated Notes are issued, the parties will agree on the necessary and appropriate issuance procedures at the time of issuance of such Certificated Notes. The procedures described herein for a particular series of Notes may be varied or changed by the parties. Those modifications or changes will be described, if necessary or appropriate, in the applicable Pricing Supplement. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Prospectus.

PART I: PROCEDURES OF GENERAL APPLICABILITY

Unless otherwise provided in the applicable Pricing Supplement, to the extent provided in the Prospectus Supplement and the accompanying Prospectus:

Amount:	There is no limit under the Registration Statement on the aggregate principal amount of Medium-Term Notes, Series L, that may be issued. The Company may issue Notes up to the aggregate principal amount authorized by the Company’s board of directors from time to time.

Issue Date; Authentication:	Each Note will be dated as of the date of its authentication by the applicable Trustee (or any other authenticating agent duly appointed in accordance with the terms of the applicable Indenture). Each Note shall also bear the date of the original issue of the applicable series (the “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:	Each Note will mature on a date that is not less than three months from its Original Issue Date; provided, however, that Floating Rate Notes and Indexed Notes will mature on an Interest Payment Date with respect to Floating Rate Notes, or such other date as specified in any applicable Product Supplement or the applicable Pricing Supplement with respect to Indexed Notes.

Registration:	Unless otherwise specified in the applicable Notes, the Notes will be issued only in fully registered form.

Denominations:	Unless otherwise specified in the applicable Notes and any related Pricing Supplement for such Notes, Notes will be denominated in U.S. dollars and will be issued in denominations of $1,000 or any whole multiple of $1,000 in excess of $1,000.

Interest:	General. Each Note will bear interest in accordance with its terms. Interest on each Note will accrue from, and including, the most recent Interest Payment Date to which interest has been paid, or if no interest has been paid, from the Original Issue Date, to, but excluding, the next Interest Payment Date or the Stated Maturity Date (or such other maturity date as is specified in the applicable Note) or any earlier redemption date or optional repayment date, as the case may be (collectively referred to herein as the “Maturity Date”). For additional special provisions relating to Floating Rate Notes or Indexed Notes, see the Prospectus, any applicable Product Supplement and the applicable Pricing Supplement.

Regular Record Dates. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Note shall be (a) for Book-Entry Notes, one Business Day (in Charlotte and New York City) (a “U.S. Business Day”) prior to the relevant Interest Payment Date and (b) for Certificated Notes, the date 15 calendar days (whether or not a U.S. Business Day) preceding the relevant Interest Payment Date.

Interest Payment Dates. Interest payments will be made on each Interest Payment Date specified in the applicable Pricing Supplement, commencing with the first Interest Payment Date following the Original Issue Date.

If an Interest Payment Date or the Maturity Date with respect to any Note falls on a day that is not a Business Day (under the definition set forth in the Prospectus applicable to the particular Notes), the payment required to be made on such Interest Payment Date will be made on the appropriate date as provided in the Prospectus, the applicable Pricing Supplement and/or the applicable Note.

Interest payable on an Interest Payment Date (other than the Maturity Date) will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, except that the first payment of interest on a Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date (or on an Interest Payment Date) will be payable to the registered Holder as of the next succeeding Regular Record Date, on the Interest Payment Date following such succeeding Regular Record Date. Interest payable at the Maturity Date will be payable to the person to whom the principal of such Note is payable.

Amortizing Notes. The Company may issue Fixed Rate Notes which provide for periodic installment payments of principal and interest according to an amortization table, which shall be prepared by the Company and attached to the applicable Notes at the time of issuance and described in the applicable Pricing Supplement.

Original Issue Discount Notes. The Company may issue Notes at a price lower than their principal amount or lower than their minimum guaranteed repayment amount at maturity (an “Original Issue Discount Note”). The applicable Note and Pricing Supplement will specify whether the relevant Note is an Original Issue Discount Note.

Prepayment/Redemption:	The Notes may be subject to prepayment at the option of the Holders of the Notes in accordance with the terms of the Notes on their respective prepayment option dates, if any. Prepayment option dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note. If no prepayment option dates are indicated for a Note, then that Note may not be prepaid at the option of the Holder prior to its Stated Maturity Date.

The Notes may be subject to redemption by the Company on and after their respective Initial Redemption Dates, if any. Initial Redemption Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note. If no Initial Redemption Dates are indicated for a Note, then that Note will not be redeemable at the option of the Company prior to its Stated Maturity Date. Unless otherwise specified in the applicable Note and/or the applicable Pricing Supplement, any notes that are redeemable at the Company’s option may be redeemed only on an Interest Payment Date on or after the Initial Redemption Date.

Calculation of Interest:	Unless otherwise specified in the applicable Note and in any applicable Product Supplement and/or the applicable Pricing Supplement, interest on the Notes will be calculated as set forth in the Prospectus.

At the time of the sale of Floating Rate Notes, the Company will appoint a calculation agent to determine the rates of interest and amount of interest payable for those Floating Rate Notes, and that calculation agent will be identified in the applicable Pricing Supplement.

Calculations and Determinations for Indexed Notes:

Calculations or other determinations of principal, interest or other amounts relating to Indexed Notes determined by reference to one or more securities, including a security issued by a third party, currencies, commodities, interest rates, stock indices or other indices or formulae will be made in accordance with any applicable Product Supplement and/or the applicable Pricing Supplement for those Indexed Notes.

At the time of the sale of Indexed Notes, the Company will appoint a calculation agent to determine the applicable calculations relating to that issue of Indexed Notes, and that calculation agent will be identified in the applicable Pricing Supplement.

Exchange Rate for Non- U.S. Dollar Denominated Debt Securities:	For Notes issued in a currency other than U.S. dollars, the Trustee shall determine the applicable rate of exchange for payment in U.S. dollars in the circumstances described in the Prospectus Supplement, or as may otherwise be described in the applicable Note and/or in any applicable Product Supplement or the applicable Pricing Supplement.

Acceptance and Rejection of Offers from Solicitation by Selling Agent or Selling Agents on Agency Basis:	A Selling Agent will communicate to the Company, orally or in writing, each offer to purchase Notes solicited by such Selling Agent on an agency basis, other than those offers rejected by such Selling Agent. Each Selling Agent has the right, in its sole discretion, reasonably exercised, to reject any proposed purchase of Notes solicited by it, as a whole or in part, and any such rejection is not deemed a breach of the Selling Agent’s agreement contained in the Distribution Agreement. The Company has the sole right to accept or reject any proposed purchase of the Notes, in whole or in part, and any such rejection is not deemed a breach of the Company’s agreement contained in the Distribution Agreement. Each Selling Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Selling Agent and accepted by the Company.

Preparation of Pricing Supplement:	If any offer to purchase a Note is accepted by the Company, the Company promptly will prepare a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplement with the SEC in accordance with Rule 424 promulgated under the Securities Act. Information to be included in the Pricing Supplement shall include, among other things:

1.      the name of the Company;

2.      the title of the securities, including series designation, if any, and whether the Note is senior or subordinated;

3.      the date of the Pricing Supplement and any applicable Product Supplement and the dates of the Prospectus and Prospectus Supplement to which the Pricing Supplement relates;

4.      the name(s) of the Selling Agent(s);

5.      whether the Notes are being sold to the Selling Agent(s) as principal(s) or to an investor or other purchaser through the Selling Agent(s) acting as agent(s) for the Company;

6.      for Notes sold to the Selling Agent(s) as principal(s), whether those Notes will be resold by the Selling Agent(s) to investors and other purchasers (i) at a fixed public offering price of a specified percentage of their principal amount, (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Selling Agent(s) or (iii) at 100% of their principal amount;

7.      for Notes sold to an investor or other purchaser through the Selling Agent(s) acting as agent(s) for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) at a specified percentage of their principal amount;

8.      the Selling Agent’s (or Selling Agents’) commission or underwriting discount;

9.      net proceeds to the Company;

10.    the applicable terms of the Notes as set forth in Exhibit B to the Distribution Agreement;

11.    the information with respect to the terms of the Notes set forth herein (whether Book-Entry Notes or Certificated Notes) under “Procedures for Notes Issued in Book-Entry Form—Settlement Procedures for DTC Global Notes,” Settlement Procedure “A”; and

12.    any other provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus, any applicable Product Supplement or the applicable Pricing Supplement.

One copy of such document will be sent by facsimile or overnight express (for delivery as soon as practicable following the trade, but in no event later than 12:00 noon on the applicable Business Day following the applicable trade date) to the applicable Selling Agent(s), the applicable Trustee and the applicable Paying Agent at the following applicable address:

For delivery of prospectuses, pricing supplements, etc.:

if to BAS, to:

Banc of America Securities LLC

NY1-301-29-01

9 West 57th Street

New York, New York 10019

Attention: Zac Shenitsky

Telephone: (646) 733-4133

Facsimile: (212) 230-8540

E-mail: Zachary.shenitsky@bofasecurities.com

if to BAI, to:

Banc of America Investment Services, Inc.

101 South Tryon Street

NC1-002-33-31

Charlotte, North Carolina 28255-0001

Attention: Manish Patel

Telephone: (704) 386-3846

Facsimile: (704) 386-3854

E-mail: manish.r.patel@bankofamerica.com

-and-

Banc of America Investment Services, Inc.

101 South Tryon Street

NC1-002-33-31

Charlotte, North Carolina 28255-0001

Attention: Ziggy Stubelek

Telephone: (704) 388-4614

E-mail: zygment.stubelek@bankofamerica.com

if to the U.S. Issuing and Paying Agent, to:

The Bank of New York Trust Company, N.A.

Towermarc Plaza, 2nd Floor

10161 Centurion Parkway

Jacksonville, Florida 32256

Attention: Tina Gonzalez

Telephone: (904) 998-4732

Facsimile: (904) 645-1921

E-mail: tina.gonzalez@bnymellon.com

if to the London Paying Agent, to:

The Bank of New York

One Canada Square

London, England

E14 5AL

Attention: Corporate Trust Administration

Telephone: +44-207-964-4288

Facsimile: +44-207-964-2536

E-mail: jason.blondell@bnymellon.com

if to the Senior Trustee, to:

The Bank of New York Trust Company, N.A.

Towermarc Plaza, 2nd Floor

10161 Centurion Parkway

Jacksonville, Florida 32256

Attention: Tina Gonzalez

Telephone: (904) 998-4732

Facsimile: (904) 645-1921

E-mail: tina.gonzalez@bnymellon.com

if to the Subordinated Trustee, to:

The Bank of New York Trust Company, N.A.

Towermarc Plaza, 2nd Floor

10161 Centurion Parkway

Jacksonville, Florida 32256

Attention: Tina Gonzalez

Telephone: (904) 998-4732

Facsimile: (904) 645-1921

E-mail: tina.gonzalez@bnymellon.com

For record keeping purposes, one copy of each Pricing Supplement,

as so delivered shall also be mailed or sent by facsimile or other electronic transmission to:

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104

Attention: James R. Tanenbaum, Esq.

Telephone: (212) 468-8000

Facsimile: (212) 468-7900

E-mail: jtanenbaum@mofo.com

and to:

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

NC1-007-07-13

Charlotte, North Carolina 28255-0065

Attention: Corporate Treasury—Securities Administration

Telephone: (866) 804-5241

Facsimile: (980) 387-8794

E-mail: securities.administration@bankofamerica.com

and to: McGuireWoods LLP 201 North Tryon Street Charlotte, North Carolina 28202 Attention: Boyd C. Campbell, Jr. Telephone: (704) 343-2030 Facsimile: (704) 343-2300 E-mail: bcampbell@mcguirewoods.com

Outdated Pricing Supplements (other than those retained for files), and the Prospectus to which they are attached, will be destroyed.

Settlement:	The receipt of immediately available funds by the Company in payment for a Note and the authentication and delivery of such Note, with respect to such Note, shall constitute “settlement.” Offers accepted by the Company will be settled within three to five Business Days (either in Charlotte, North Carolina and New York City or in London, as applicable), or at such time as the purchaser and the Company shall agree, pursuant to the Settlement Procedures Timetable set forth in Part II of these Administrative Procedures (each such date fixed for settlement is hereinafter referred to as a “Settlement Date”). Unless otherwise agreed, if procedures “A” and “B” in each of “Procedures for Notes Issued in Book-Entry Form—Settlement Procedures for DTC Global Notes” and “—Settlement Procedures for Euro Global Notes” below for a particular offer are not completed on or before the time set forth in each such section, such offer shall not be settled until the applicable Business Day following the completion of the applicable procedures “A” and “B,” or such later date as the purchaser and the Company shall agree.

These Settlement Procedures, as well as those described in Part II, may be modified for any purchase of Notes by a Selling Agent as principal, if so agreed among the Company, the applicable Selling Agent, and the applicable Paying Agent.

Procedure for Changing Rates or Other Variable Terms:	When a decision has been reached to change the interest rate or any other variable term on any Notes being sold by the Company, the Company promptly will advise the applicable Selling Agent(s) and the applicable Paying Agent by facsimile or other electronic transmission, and the applicable Selling Agent(s) forthwith will suspend solicitation of offers to purchase such Notes. The applicable Selling Agent(s) will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the applicable Selling Agent(s) and the applicable Paying Agent by facsimile transmission of the new interest rates or other variable terms, the applicable Selling Agent(s)

may resume solicitation of offers to purchase such Notes. Until that time, only “indications of interest” may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the applicable Selling Agent(s) and the applicable Paying Agent shall follow the procedures set forth under “Settlement Procedures.”

Suspension of Solicitation, Amendment or Supplement:	The Company may instruct the applicable Selling Agent(s) to suspend solicitation of offers to purchase Notes at any time. Upon receipt of those instructions, the applicable Selling Agent(s) forthwith will suspend solicitation of offers to purchase from the Company until such time as the Company has advised them that solicitation of offers to purchase Notes may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus (other than an amendment or supplement to establish or change interest rates, maturities, prices or other similar variable terms with respect to the Notes or an amendment or supplement effected by the filing by the Company of a document with the SEC pursuant to the Exchange Act), it promptly will advise the applicable Selling Agent(s) and, upon request, will furnish the applicable Selling Agent(s) and their counsel with copies of the proposed amendment or supplement. One copy of such amendment or supplement, along with a copy of the cover letter, if any, sent to the SEC, will be delivered or mailed to the counsel for the applicable Selling Agent(s), the applicable Trustees and the applicable Paying Agent at the following respective addresses:

to BAS at:

Banc of America Securities LLC

40 West 57th Street

NY1-040-27-01

New York, New York 10019

Attention: Lily Chang, Esq.

Telephone: (646) 313-8798

Facsimile: (212) 901-7881

E-mail: lchang@bofasecurities.com

to BAI at:

Banc of America Investment Services, Inc.

40 West 57th Street

31st Floor

New York, New York 10019

Attention: Mark Kahn, Managing Director

Telephone: (646) 313-8590

Facsimile: (212) 378-4960

E-mail: mark.kahn@bankofamerica.com

to the U.S. Issuing and Paying Agent at:

The Bank of New York Trust Company, N.A.

Towermarc Plaza, 2nd Floor

10161 Centurion Parkway

Jacksonville, Florida 32256

Attention: Tina Gonzalez

Telephone: (904) 998-4732

Facsimile: (904) 645-1921

E-mail: tina.gonzalez@bnymellon.com

if to the London Paying Agent, to:

The Bank of New York

One Canada Square

London, England

E14 5AL

Attention: Corporate Trust Administration

Telephone: +44-207-964-4288

Facsimile: +44-207-964-2536

E-mail: jason.blondell@bnymellon.com

to the Senior Trustee at:

The Bank of New York Trust Company, N.A.

Towermarc Plaza, 2nd Floor

10161 Centurion Parkway

Jacksonville, Florida 32256

Attention: Tina Gonzalez

Telephone: (904) 998-4732

Facsimile: (904) 645-1921

E-mail: tina.gonzalez@bnymellon.com

to the Subordinated Trustee at:

The Bank of New York Trust Company, N.A.

Towermarc Plaza, 2nd Floor

10161 Centurion Parkway

Jacksonville, Florida 32256

Attention: Tina Gonzalez

Telephone: (904) 998-4732

Facsimile: (904) 645-1921

E-mail: tina.gonzalez@bnymellon.com

For record keeping purposes, one copy of each such document shall also be mailed or sent by facsimile or other electronic transmission to:

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104

Attention: James R. Tanenbaum, Esq.

Telephone: (212) 468-8000

Facsimile: (212) 468-7900

E-mail: jtanenbaum@mofo.com

and to:

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

NC1-007-07-13

Charlotte, North Carolina 28255-0065

Attention: Corporate Treasury—Securities Administration

Telephone: (866) 804-5241

Facsimile: (980) 387-8794

E-mail: securities.administration@bankofamerica.com

and to:

McGuireWoods LLP 201 North Tryon Street Charlotte, North Carolina 28202 Attention: Boyd C. Campbell, Jr. Telephone: (704) 343-2030 Facsimile: (704) 343-2300 E-mail: bcampbell@mcguirewoods.com

In the event that at the time the solicitation of offers to purchase Notes from the Company is suspended (other than to establish or change interest rates, maturities, prices or other similar variable terms with respect to the Notes), there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company promptly will advise the applicable Selling Agent(s) and the applicable Paying Agent whether such offers may be settled and whether copies of the Prospectus (as amended and/or supplemented) as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Confirmation:	For each offer to purchase a Note solicited by a Selling Agent and accepted by or on behalf of the Company, the Selling Agent will issue a confirmation to the purchaser in accordance with standard practices in the securities industry of the jurisdiction(s) in which the Notes are offered prevailing at the time.

Delivery of Prospectus and Applicable Pricing Supplement:	A copy of the most recent Prospectus, any applicable Product Supplement and the applicable Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent (in accordance with, if applicable, Rule 172 under the Securities Act).

Documents Incorporated by Reference:	Upon request, unless otherwise available via the SEC’s Electronic Data Gather, Analysis and Retrieval System (“EDGAR”) or a successor system, the Company shall supply the Selling Agents with any documents incorporated by reference in the Registration Statement.

PART II: PROCEDURES FOR NOTES ISSUED

IN BOOK-ENTRY FORM

In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC or Euroclear and/or Clearstream, the applicable Paying Agent will perform the custodial, document control and administrative functions described below, (a) for the U.S. Issuing and Paying Agent, in accordance with its obligations under the Letter of Representations from the Company and the U.S. Issuing and Paying Agent to DTC, dated April 10, 2008, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”) and (b) for the London Paying Agent, in accordance with any applicable arrangements in place between the Company and the London Paying Agent and/or between the Company and Euroclear and/or Clearstream.

Issuance:	All Fixed Rate Notes issued in book-entry form having the same Original Issue Date, interest rate, day-count convention, Regular Record Dates, Interest Payment Dates, Registrar, depository, redemption and/or repayment terms, if any, and Stated Maturity Date (collectively, the “Fixed Rate Terms”) will be represented initially by a single Global Note. All Floating Rate Notes issued in book-entry form having the same Original Issue Date and formula for the calculation of interest, specifying the same base interest rate, or any other rate set forth by the Company, initial interest rate, index maturity, spread or spread multiplier (if any), minimum interest rate (if any), maximum interest rate (if any), redemption and/or repayment terms (if any) and Stated Maturity Date (collectively, “Floating Rate Terms”) will be represented initially by a single Global Note. All Indexed Notes issued in book-entry form having the same Original Issue Date, underlying security, currency, commodity, interest rate, stock index or indices, other indices or forumlae, initial interest rate, minimum interest rate (if any), maximum interest rate
(if any), redemption and/or repayment terms (if any), exchange options (if any) and Maturity
Date (collectively, “Indexed Note Terms”) will be represented by a single Global Note.

Each Global Note will be dated and issued the date of its authentication by the applicable Paying Agent. The date from which interest will begin to accrue with respect to each Global Note will be (a) for an original Global Note (or any portion thereof), its Original Issue Date and (b) for any Global Note (or portion thereof) issued subsequently upon exchange of a Global Note or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Global Note or Notes), regardless of the date of authentication of such subsequently issued Global Note. No Global Note shall represent any Certificated Note.

For other variable terms for Fixed Rate Notes, Floating Rate Notes and Indexed Notes, see the Prospectus, any applicable Product Supplement and the applicable Pricing Supplement.

Identification:	CUSIP Numbers. The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of one or more series of CUSIP numbers which have been reserved for and relate to Global Notes to be issued under the Program and denominated in U.S. dollars and settling initially through DTC (referred to herein as “DTC Global Notes”), and the Company has delivered to each of the Trustees, the U.S. Issuing and Paying Agent and DTC lists of such CUSIP numbers. The Company will assign CUSIP numbers to DTC Global Notes as described below under “—Settlement Procedures for DTC Global Notes” in procedure “B.” DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to DTC Global Notes. The applicable Trustee or the U.S. Issuing and Paying Agent will notify the Company at any time when fewer than 100 of each series of the reserved CUSIP numbers remain unassigned to DTC Global Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to DTC Global Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the respective Trustees, the U.S. Issuing and Paying Agent and DTC. Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 (or such other maximum amount then required by DTC) and otherwise required to be represented by the same DTC Global Note will instead be represented by two or more DTC Global Notes which shall all be assigned the same CUSIP number.

ISINs and Common Codes. For DTC Global Notes trading through Euroclear and/or Clearstream, the Company (either on its own behalf or through the applicable Trustee or the applicable Selling Agent) will obtain an ISIN, and the London Paying Agent will obtain a Common Code, for those DTC Global Notes following confirmation of the purchase and/or delivery of the final term sheet for the applicable Notes. For Global Notes (denominated in U.S. dollars or in any other currency) settling initially through Euroclear and/or Clearstream (referred to herein as “Euro Global Notes”), the London Paying Agent will obtain the ISIN and Common Code for the applicable Euro Global Notes from Euroclear and/or Clearstream as described below in Settlement Procedures and will notify the Company, the applicable Trustee and the U.S. Issuing and Paying Agent of the ISIN and Common Code assigned to such Notes.

Registration:

Unless otherwise specified by DTC, each DTC Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the U.S. Issuing and Paying Agent under the applicable Indenture. It is expected that the beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such DTC Global Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such DTC Global Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Each Euro Global Note will be registered in the name of The Bank of New York Depository (Nominees) Limited, or a successor entity, as common depository for Euroclear and/or Clearstream. The ownership interests of beneficial owners of a Euro Global Note will be recorded in book-entry form on the account of participants in Euroclear and/or Clearstream (“Participants”).

Transfers:	Transfers of beneficial ownership interests in a Global Note will be accomplished by book entries made by DTC or Euroclear and/or Clearstream, as applicable, and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC or Euroclear and/or Clearstream) acting on behalf of beneficial transferors and transferees of the related Global Note.

Denominations:	Unless otherwise specified in the applicable Note and any related Pricing Supplement for such Note, all Notes will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

Payments of Principal and Interest:

Payments of Interest Only. At least 10 calendar days before any date for payment on the applicable DTC Global Note, the U.S. Issuing and Paying Agent will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each DTC Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each DTC Global Note on the Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”).

For Euro Global Notes, as soon as practicable before the applicable Interest Payment Date, the common depository will advise Euroclear and/or Clearstream and the London Paying Agent of the amount of interest to be paid on each Euro Global Note, specified by ISIN and Common Code, on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date).

On the Interest Payment Date, the Company will pay to the applicable Paying Agent in immediately available funds an amount sufficient to pay the interest then due and owing, and upon receipt of such funds from the Company, the applicable Paying Agent in turn will pay to DTC or Euroclear and/or Clearstream, as applicable, such total amount of interest due (other than at the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.”

Payments of Other Amounts with respect to Indexed Notes. For Indexed Notes, the payment amounts other than interest, principal and premium, if any, including amounts payable on exchange for cash, will be made at such time and pursuant to the methods set forth in any applicable Product Supplement, the applicable Pricing Supplement and the applicable Note.

Payments at Maturity. On or about the first U.S. Business Day of each month, the applicable Paying Agent will deliver to the

Company and DTC or Euroclear and/or Clearstream, as applicable, a written list of principal, interest and premium, if any, to be paid on each Global Note maturing either at the Stated Maturity Date (or such other maturity date as is specified in the applicable Note), or on a redemption date in, or for which an option to elect repayment has been received with respect to, the following month. The applicable Paying Agent, the Company and DTC or Euroclear and/or Clearstream, as applicable, will confirm the amounts of such principal, premium, if any, and interest payments with respect to a Global Note on or about the fifth U.S. Business Day preceding the Maturity Date of such Global Note. At maturity, the Company will pay to the applicable Paying Agent in immediately available funds an amount sufficient to make the Maturity Date payment, and upon receipt of such funds the applicable Paying Agent in turn will pay to DTC or Euroclear and/or Clearstream, as applicable, the principal amount of the Note, together with interest and premium, if any, due at the Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” Promptly after payment to DTC or Euroclear and/or Clearstream, as applicable, of the principal, interest and premium, if any, due at the Maturity of such Global Note, the applicable Paying Agent will cancel such Global Note and deliver it to the Company with an appropriate debit instruction. In the case of redemption or optional repayment of a portion, but less than all, of the Notes represented by a Global Note, the applicable Paying Agent shall (a) issue a new Global Note, in accordance with the procedures set forth herein, representing the balance of the Notes issued in book-entry form not so redeemed or repaid, or (b) make an appropriate notation on the applicable Global Note in accordance with its terms. On or about the first U.S. Business Day of each month, the applicable Paying Agent will deliver to the Company a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.

Manner of Payment. The total amount of any principal, interest and premium, if any, due on Global Notes on any Interest Payment Date or at the Maturity Date shall be paid by the Company to the applicable Paying Agent in funds available for use by the applicable Paying Agent no later than 11:00 a.m., New York City time for DTC Global Notes or 11:00 a.m., London time for Euro Global Notes, on that date. The Company will make that payment on those Global Notes to an account specified by the applicable Paying Agent. Upon receipt of such funds, the applicable Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC or other form previously specified by Euroclear and/or Clearstream, as applicable) to an account at the Federal Reserve Bank of New York previously specified by DTC or to an account specified by Euroclear and/or Clearstream, in funds available for immediate use by DTC or Euroclear and/or Clearstream, as applicable, each payment of principal, interest and premium, if any, due on a Global Note on that date. Thereafter on that date, it is expected that DTC will pay, in accordance with its SDFS operating procedures then in effect, or Euroclear and/or Clearstream will pay, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the applicable book-entry system. None of the Company, the respective Trustees or the applicable Paying Agent shall have any responsibility or liability for the payment by DTC or Euroclear and/or Clearstream, as applicable, of the principal of, or interest or premium, if any, on the Global Notes to the Participants.

Withholding Taxes. Without prejudice to any obligation of any person, the amount of any taxes required under applicable law to be withheld from any payment on a Global Note generally will be determined and withheld by DTC, Euroclear and/or Clearstream; the Participant therein; the indirect participant in DTC, Euroclear and/or Clearstream; or other person responsible for forwarding payments and materials directly to the beneficial owner of such beneficial interest in the Global Note.

Settlement Procedures for DTC Global Notes:	Unless otherwise agreed to among the parties, the Settlement Procedures with regard to each DTC Global Note, whether purchased by the applicable Selling Agent(s), as principal(s), or sold through the applicable Selling Agent(s), as agent(s) of the Company, will be as set forth below. Each procedure specified below shall be completed as soon as practicable, but not later than the respective time (New York City time) on the applicable day as set forth below. For purposes of this section describing Settlement Procedures for DTC Global Notes only, “Business Day” shall mean a U.S. Business Day, as defined above in Part I.

11:00 a.m. on the applicable trade date

A.     The applicable Selling Agent(s) will advise the Company by telephone, confirmed by facsimile or other electronic transmission (which confirmation may take the form of a term sheet prepared by the applicable Selling Agent(s)), of the following settlement information:

1. Issue Price, Principal amount of the Note, and whether such Note is a Senior Note or Subordinated Note.

2. The applicable terms set forth in Exhibit A to the Distribution Agreement.

3. Price to public, if any, of the Note (or whether the Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the applicable Selling Agent(s)).

4. Trade Date.

5. Original Issue Date.

6. Settlement Date.

7. Stated Maturity Date.

8. If applicable, Amortization Table, specifying the rate at which an Amortizing or Indexed Amortizing Note is to be amortized, and with respect to an Indexed Amortizing Note, specifying the applicable reference rate, if any, or lock-out date, if any.

9. Provisions regarding exchange options, if any, including the exchange ratio, method for determining when Notes may be exchanged and at whose option, dates of exchange and any other necessary information.

10. Redemption provisions, if any, including Initial Redemption Date, Initial Redemption Percentage (as defined in the Note) and the Redemption Reduction Percentage (as defined in the Note) and frequency, whether partial redemption is permitted and method of determining Notes to be redeemed.

11. Prepayment option dates and prepayment option prices, if any.

12. Extension provisions, if any, including length of Extension Periods, number of Extension Periods and Final Maturity Date.

13. Renewal terms, if any, of a renewable Note.

14. Net proceeds to the Company.

15. The Selling Agent’s commission or underwriting discount and the Selling Agent’s participant account at DTC or any other depository for settlement.

16. Whether such Notes are being sold to the Selling Agent(s) as principal or to an investor or other purchaser through the Selling Agent(s) acting as agent(s) for the Company, or by the Company itself.

17. Whether such Note is being issued with Original Issue Discount and the applicable Original Issue Discount terms.

18. Such other information specified with respect to the Notes (whether by addendum, text to be included under “Other Provisions” on the face of such Note, or otherwise).

As soon as practicable following the trade, but no later than 12:00 noon on the Business Day immediately following the applicable trade date

B.     After receiving such settlement information from the Selling Agent(s), the Company will assign a CUSIP number to the Global Note and will obtain or will arrange for the applicable Trustee, the applicable Selling Agent or the London Paying Agent, as applicable, to obtain an ISIN and Common Code if the Notes also are clearing through Euroclear and/or Clearstream. The Company will then advise the applicable Trustee by facsimile or other electronic transmission of the above settlement information received from the Selling Agent(s), the CUSIP number, ISIN and Common Code (as applicable) and the name of the Selling Agent(s). The Company will prepare a Pricing Supplement to the Prospectus and deliver copies to the Selling Agent(s) and the applicable Trustee.

As soon as practicable following the trade, but no later than 12:00 noon on the Business Day immediately preceding the Settlement Date

C.     The U.S. Issuing and Paying Agent will communicate to DTC and the Selling Agent(s), through DTC’s Participant Terminal System, a pending deposit message specifying the following settlement information:

1. The information set forth in the Settlement Procedure “A.”

2. Identification numbers of the participant accounts maintained by DTC on behalf of the applicable Paying Agent and the Selling Agent(s).

3. Identification of the Global Note as a Fixed Rate Note, Floating Rate Note or Indexed Note.

4. The Initial Interest Payment Date for such Note, the number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes or Indexed Notes, which reset daily or weekly, the date five calendar days preceding the Interest Payment

Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the U.S. Issuing and Paying Agent).

5. The CUSIP number, ISIN and Common Code (as applicable) of the Global Note.

6. Whether such Global Note represents any other Notes issued or to be issued in book-entry form.

9:00 a.m. on the Settlement Date

D.     DTC will arrange for each pending deposit message described above to be transmitted to S&P, which will use the information in the message to include certain terms of the Global Note in the appropriate daily bond report published by S&P.

9:00 a.m. on the Settlement Date

E.     Unless otherwise agreed by the parties, the Company will complete the Global Note representing the Notes and will deliver such Global Note to the applicable Trustee (or any other authentication agent duly appointed in accordance with the terms of the applicable Indenture) for authentication, to be held by the applicable Trustee as custodian for DTC.

10:00 a.m. on the Settlement Date	F. DTC will credit the Notes to the participant account of the U.S. Issuing and Paying Agent maintained by DTC.

No later than 2:00 p.m. on the Settlement Date

G.     The applicable Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit the Note to such Trustee’s participant account and credit the Note to the participant account of the applicable Selling Agent(s) maintained by DTC and (ii) unless the Company is to receive such funds outside of the DTC system, to debit the settlement account of such Trustee maintained by DTC in an amount equal to the initial public offering price of such Note less such Selling Agent’s (or Selling Agents’) discount or underwriting commission, as applicable. Any entry of such a delivery order shall be deemed to constitute a representation and warranty by such Trustee to DTC that (i) the Global Note representing such Note has been issued and authenticated and (ii) such Trustee is holding the Global Note pursuant to its Certificate Agreement with DTC.

No later than 2:00 p.m. on the Settlement Date	H. In the case of Global Notes sold through the applicable Selling Agent(s), as agent(s), and such Selling Agent(s) will enter an SDFS deliver order through DTC’s Participant

Terminal System instructing DTC (i) to debit the Global Note to the applicable Selling Agent’s (or Selling Agents’) participant account and credit the Global Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of the Participants and credit the settlement account of the applicable Selling Agent(s) maintained by DTC in an amount equal to the initial public offering price of the Global Note.

3:00 p.m. on the Settlement Date	I. Transfers of funds in accordance with SDFS deliver orders described in procedures “G” and “H” above will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

3:30 p.m. on the Settlement Date

J.      Upon receipt, the applicable Trustee will pay the Company, by wire transfer of immediately available funds to an account specified by the Company to the U.S. Issuing and Paying Agent from time to time, the amount transferred to the U.S. Issuing and Paying Agent in accordance with procedure “G” above

4:00 p.m. on the Settlement Date

K.     If the Global Note was sold through a Selling Agent, as agent, that Selling Agent will confirm the purchase of the Global Note to the investor or other purchaser by transmitting to the Participant with respect to the Global Note a confirmation order either (i) through DTC’s Participant Terminal System or (ii) by mailing a written confirmation to such investor or other purchaser.

L.     Unless otherwise directed by the Company, if an offering of Notes is sold through more than one Selling Agent, and BAS is one of the Selling Agents, then, solely for purposes of effecting delivery of the Notes, BAS shall act as settlement agent for the other Selling Agents as follows:

1. The Notes will initially be credited to BAS’s participant account with DTC and, concurrently therewith, BAS will issue an order through DTC’s Participant Terminal System to transfer the Notes sold by such other Selling Agents to the participant account or accounts of such Selling Agents or such other parties based on the written instructions given by such other Selling Agents to BAS.

2. Each Selling Agent will provide its written instructions to BAS prior to the relevant settlement date.

3. BAS is acting solely as settlement agent on behalf of

such other Selling Agents and will not have any contractual commitment to purchase or sell any Notes sold by such other Selling Agents or any proprietary interest therein.

4. The settlement arrangements contemplated by this procedure “L” shall not in any way limit the obligations of such other Selling Agents pursuant to the Distribution Agreement or these Procedures with respect to the settlement of any Notes sold by such other Selling Agents, including such Selling Agent’s obligation to cause the initial public offering price of such Notes less such Selling Agent’s discount or underwriting commission to be paid and transferred as contemplated above.

If a sale is to be settled more than one U.S. Business Day after the Trade Date, procedures “A,” “B” and “C” above may, if necessary, be completed at any time prior to the specified times on the first applicable Business Day after such Trade Date. Procedure “I” above is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Book-Entry Note is rescheduled or canceled by the Company, the U.S. Issuing and Paying Agent will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time for DTC on the Business Day immediately preceding the scheduled Settlement Date.

Settlement Procedures for Euro Global Notes:	Unless otherwise agreed to among the parties, the Settlement Procedures with regard to each Euro Global Note, whether purchased by the applicable Selling Agent(s), as principal(s), or sold through the applicable Selling Agent(s), as agent(s) of the Company, will be as set forth below. Each procedure specified below shall be completed as soon as practicable, but not later than the respective time (London time) set forth below. For purposes of this section describing Settlement Procedures for Euro Global Notes only, “Business Day” shall mean a business day for any LIBOR notes as defined in the Prospectus.

3:00 p.m. on the trade date

A.     The applicable Selling Agent(s) will advise the Company by telephone, confirmed by facsimile or other electronic transmission (which confirmation may take the form of a term sheet prepared by the applicable Selling Agent(s)), of the settlement information set forth above under procedure “A” of “—Settlement Procedures for DTC Global Notes.” The Company will telephone the London Paying Agent to give details of the issuance, to be confirmed in writing as described below in procedure “B.”

As soon as practicable following the trade, but no later than 4:00 p.m. on the Business Day immediately following the trade date

B.     The Company will advise the London Paying Agent by facsimile or other electronic transmission of the above settlement information received from the Selling Agent(s) and the name(s) of the Selling Agent(s). The London Paying Agent will obtain an ISIN and Common Code from Euroclear and/or Clearstream (or, if applicable, will obtain a temporary ISIN and temporary Common Code from Euroclear and/or Clearstream) and will advise the Company and the applicable Trustee of the same by facsimile or other electronic transmission. The Company will prepare and execute a Pricing Supplement to the Prospectus and will deliver signed copies of the Pricing Supplement to the Selling Agent(s), the London Paying Agent and the applicable Trustee.

As soon as practicable following the trade, but no later than 3:00 p.m. on the second Business Day immediately preceding the Settlement Date

C.     The London Paying Agent will deliver the applicable Pricing Supplement, along with all necessary payment instructions, to Euroclear and/or Clearstream, which will use the information provided in the applicable Pricing Supplement to establish the Notes on their book-entry systems. For Floating Rate Notes or Indexed Notes, the applicable Calculation Agent will notify the Company, the London Paying Agent and the applicable Trustee of the initial interest rate; if the initial interest rate has not been determined at that time, the Calculation Agent will so notify the parties as soon as the rate has been determined. After receipt of the initial interest rate, the London Paying Agent will deliver that information to Euroclear and/or Clearstream.

2:00 p.m. on the Business Day immediately preceding the Settlement Date

D.     Unless otherwise agreed by the parties, the Company will complete the Global Note representing the Notes and will deliver such Global Note to the applicable Trustee (or any other authenticating agent duly appointed in accordance with the terms of the applicable Indenture) for authentication.

9:00 a.m. on the Settlement Date	E. The U.S. Issuing and Paying Agent will deliver the authenticated Global Note to the London Paying Agent, as custodian for the common depository for Euroclear and/or Clearstream.

10:00 a.m. on the	F. Euroclear and/or Clearstream will credit interests in the Notes to the participant account of the London Paying

Settlement Date	Agent (or such other account as the London Paying Agent may instruct).

12:00 noon on the Settlement Date

G.     The London Paying Agent will instruct Euroclear and/or Clearstream to credit the Notes in the specified amounts to the participant accounts specified in instructions referred to in procedure “C” above (which accounts may be those of the applicable Selling Agent(s)) and, unless the Company is to receive such funds via a separate wire transfer, to debit the settlement account of the London Paying Agent in the amount equal to the initial public offering price of such Notes less the Selling Agent’s (or Selling Agents’) discount or commission. Transfers of funds in accordance with the instructions from the London Paying Agent will be settled in accordance with the operating procedures of Euroclear and/or Clearstream in effect on the Settlement Date.

3:00 p.m. on the Settlement Date

H.     Upon receipt, the London Paying Agent will pay the Company, by wire transfer of immediately available funds, to an account specified by the Company, the amount transferred to the London Paying Agent in accordance with procedure “G” for Euro Global Notes. The London Paying Agent will confirm the purchases to the Company by facsimile or other electronic transmission.

Failure to Settle:	If the U.S. Issuing and Paying Agent fails to enter an SDFS deliver order with respect to a Book-Entry Note represented by a DTC Global Note pursuant to procedure “G” above for DTC Global Notes, the U.S. Issuing and Paying Agent may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note from the participant account of the U.S. Issuing and Paying Agent maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes represented by a DTC Global Note, the U.S. Issuing and Paying Agent will mark such DTC Global Note “canceled,” make appropriate entries in its records and send certification of destruction of such canceled DTC Global Note to the Company. The CUSIP number assigned to such DTC Global Notes, in accordance with CUSIP Service Bureau procedures, shall be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Book-Entry Notes represented by a DTC Global Note, the U.S. Issuing and Paying Agent will exchange such DTC Global Note for two DTC Global Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered DTC Global Note and shall bear the CUSIP number of the surrendered DTC Global Note.

In the case of any DTC Global Note sold through a Selling Agent, as agent, if the purchase price for any Book-Entry Note represented by the DTC Global Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Selling Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant procedures “G” and “H” for DTC Global Notes, respectively. Thereafter, the U.S. Issuing and Paying Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Selling Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse the applicable Selling Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Book-Entry Note that was to have been represented by a DTC Global Note also representing other Book-Entry Notes, the U.S. Issuing and Paying Agent will provide, in accordance with procedure “E” for the DTC Global Notes and with procedure for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.